UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Analogic Corporation

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Analogic Corporation

Notice of Annual Meeting of Stockholders of

Analogic Corporation to be held on January 23, 2012

The Annual Meeting of Stockholders of Analogic Corporation will be held at our headquarters, located at 8 Centennial Drive, Peabody, Massachusetts 01960, on Monday, January 23, 2012 at 11:00 a.m. (Eastern Time) for the following purposes:

(1) To elect nine directors for a one-year term, to hold office until the 2013 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

(2) To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2012;

(3) To hold an advisory vote on executive compensation (“say-on-pay”);

(4) To hold an advisory vote on the frequency of future executive compensation advisory votes;

(5) To approve an Amended and Restated 2009 Stock Incentive Plan; and

(6) To approve an Amended and Restated Non-Employee Director Stock Plan.

Stockholders will also act on any other business that may properly come before the meeting or any adjournment thereof.

Our board of directors has fixed the close of business on November 24, 2011 as the record date for determining the stockholders having the right to notice of and to vote at the meeting.

Stockholders are cordially invited to attend the meeting in person. If you are not able to do so and wish that your stock be voted, you are requested to complete, sign, date, and return the accompanying proxy card in the enclosed envelope. No postage is required if mailed in the United States or Canada.

JOHN J. FRY Secretary

November 25, 2011

i

Analogic Corporation

8 Centennial Drive

Peabody, Massachusetts 01960

PROXY STATEMENT

For the Annual Meeting of Stockholders

to be held on January 23, 2012

This proxy statement is furnished on behalf of the board of directors (which we refer to as our board) of Analogic Corporation (which we refer to as we, us, or Analogic) in connection with the solicitation of proxies for use at our annual meeting of stockholders (which we refer to as the 2012 annual meeting) to be held on Monday, January 23, 2012 at 11:00 a.m. (Eastern time) at our headquarters. The proxy statement is being mailed, together with the proxy card and our annual report to stockholders, or provided electronically pursuant to a notice of internet availability, on or about December 12, 2011, to each of our stockholders of record as of the close of business on November 24, 2011. You may obtain directions to the location of the 2012 annual meeting by contacting our Investor Relations Department at 978-326-4058 or at the “About Us” and “Locations” links on our website, which are located at www.analogic.com.

The enclosed proxy card, if executed and returned, will be voted by the persons named in the proxy as directed in the proxy and, in the absence of such direction, “FOR” each of the nine director nominees, the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2012 (which we refer to as fiscal 2012), the approval of the advisory vote on executive compensation, the holding of an annual advisory vote on executive compensation every year, the approval of the amended and restated 2009 stock incentive plan, and the approval of the amended and restated non-employee director stock plan.

Any stockholder giving a proxy in the enclosed form retains the power to revoke it at any time prior to the exercise of the powers conferred thereby. Such revocation may be effected by any means which are sufficient to revoke a power of attorney, including the giving of written notice of revocation to us at the above address or to our proxy tabulator, or the execution and delivery to us or our proxy tabulator of a subsequent proxy. Attendance of the stockholder at the 2012 annual meeting in person will not, however, be deemed to revoke the proxy unless the stockholder affirmatively indicates his/her intention to vote the shares in person by so advising the presiding officer or the Secretary at the 2012 annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on January 23, 2012:

This proxy statement and our Annual Report to Stockholders for the fiscal year ended July 31, 2011 (which we refer to as fiscal 2011) are available at www.edocumentview.com/ALOG.

To request a printed copy of the proxy statement, annual report to stockholders and form of proxy relating to our future stockholder meetings, visit www.edocumentview.com/ALOG, telephone: 1-866-641-4276, or send an email to investorvote@computershare.com.

Quorum and Vote Required

The holders of record of shares of our common stock, $.05 par value (which we refer to as common stock), at the close of business on November 24, 2011, may vote at the 2012 annual meeting. On November 24, 2011, there were issued and outstanding 12,229,473 shares of common stock. Each share of common stock is entitled to one vote on each of the matters to be considered at the 2012 annual meeting.

The holders of a majority of the shares of common stock issued and outstanding at the close of business on November 24, 2011 shall constitute a quorum for the transaction of business at the 2012 annual meeting. If a quorum is not present, the meeting will be adjourned until a quorum is obtained. Shares of common stock represented in person or by proxy (including shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval and “broker non-votes”) will be counted for purposes of determining whether a quorum is present at the 2012 annual meeting.

If a quorum is present at the annual meeting, the vote required to adopt each of the scheduled proposals will be as follows:

Election of Directors. The affirmative vote of the holders of a majority of the votes cast by the holders of common stock is required for the election of directors in uncontested elections, such as the one at the 2012 annual meeting. In the event an incumbent director/nominee fails to receive a majority of the votes cast in an uncontested election, he or she must, pursuant to our director resignation policy, tender his or her resignation. The resignation is then considered by our Nominating and Corporate Governance Committee for recommendation to the board, and then acted upon by the board within 90 days after the election.

Other Matters. The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required for: ratification of the appointment of our independent registered public accounting firm (Proposal 2); approval of the advisory vote on executive compensation (Proposal 3); approval of one of the three frequency options under the advisory vote on the frequency of future executive compensation advisory votes (Proposal 4); approval of our Amended and Restated 2009 Stock Incentive Plan (the “2009 Plan”) (Proposal 5); and approval of our Amended and Restated Non-Employee Director Stock Plan (the “2008 Plan”) (Proposal 6). Proposals 3 and 4 are non-binding proposals.

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides to you. Under applicable stock exchange rules, if you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. The ratification of the appointment of our independent registered public accounting firm is the only discretionary item to be considered at the 2012 annual meeting. Our remaining proposals are all non-discretionary items. Accordingly, if you do not give instructions to your bank or brokerage firm with respect to Proposal 1 and Proposals 3-6, or if your bank or brokerage firm does not exercise its discretionary authority with respect to the ratification of the appointment of our independent registered public accounting firm, your shares will be treated as “broker non-votes” on these particular matters. “Broker non-votes” are shares with respect to which a bank or brokerage firm does not have discretionary voting authority and does not receive voting instructions from the beneficial holder, and shares with respect to which a bank or brokerage firm has discretionary voting authority but does not exercise such discretionary authority in voting on a proposal.

Shares that abstain from voting as to a particular matter and “broker non-votes” will not be considered to have voted with respect to the respective matter and, accordingly, will have no effect on the voting for any of our Proposals.

PROPOSAL 1

ELECTION OF DIRECTORS

Currently, our board is comprised of ten members. Our board has decided to reduce the number of board members from ten to nine, effective as of the 2012 annual meeting.

Under our Articles of Organization and By-laws, our board has completed its transition from a classified board into a declassified board. At the 2012 annual meeting (and at each annual meeting thereafter), all directors will be elected for a one-year term.

Our board has nominated Bernard C. Bailey, Jeffrey P. Black, James W. Green, James J. Judge, Kevin C. Melia, Michael T. Modic, Fred B. Parks, Sophie V. Vandebroek, and Edward F. Voboril for re-election as directors, each to hold office until the 2013 annual meeting and until their respective successors have been duly elected and qualified. Gerald L. Wilson is not eligible to stand for re-election in view of our director retirement policy, which requires that any director who reaches the age of 72 while serving as a director retire from the board effective at the end of his or her then-current term.

The persons named in the enclosed proxy card will vote to elect as directors Mr. Bailey, Mr. Black, Mr. Green, Mr. Judge, Mr. Melia, Dr. Modic, Dr. Parks, Dr. Vandebroek, and Mr. Voboril as directors, unless and to the extent authority to vote for the election of one or more of the nominees is withheld by marking the proxy to that effect. In the event that any nominee should be unable to serve, discretionary authority is reserved for the named proxy holders to vote for a substitute, or to reduce the number of directors to be elected, or both. Management has no reason to believe that any of our nominees will be unwilling or unable to serve if elected.

Our board recommends a vote FOR each of our nominees.

Information Regarding Director Nominees

The following table sets forth certain information with respect to each nominee for director for a term expiring at the 2013 annual meeting.

Name	Age	Principal Occupation or Employment	Director Since
Bernard C. Bailey (1)(3)	58	President, Chief Executive Officer, and Founder of Paraquis Solutions, LLC	2010
Jeffrey P. Black (1)(2)	51	Former Chairman and Chief Executive Officer of Teleflex Incorporated	2010
James W. Green	53	President and Chief Executive Officer of Analogic Corporation	2007
James J. Judge (1)(3)	55	Senior Vice President and Chief Financial Officer of NSTAR Corporation	2005
Kevin C. Melia (1)(2)	64	Non-Executive Chairman of the Board of Vette Corp. and Co-Managing Director of Boulder Brook Partners Private Investment	2009
Michael T. Modic (3)(4)	61	Chairman of the Neurological Institute at the Cleveland Clinic Foundation	2001
Fred B. Parks (2)(4)	64	Chief Executive Officer of NDS Surgical Imaging, Inc.	2007
Sophie V. Vandebroek (3)(4)	49	Vice President and Chief Technology Officer of Xerox Corporation and President of the Xerox Innovation Group	2008

Name	Age	Principal Occupation or Employment	Director Since
Edward F. Voboril (1)(3)	69	Chair of the Board of Analogic Corporation; Former Chairman of the Board and Former Chief Executive Officer of Greatbatch, Inc.	1990

(1)	Member of Audit Committee
(2)	Member of Compensation Committee
(3)	Member of Nominating and Corporate Governance Committee
(4)	Member of Technology Committee

Mr. Bernard C. Bailey has been President and Chief Executive Officer of Paraquis Solutions, LLC, a provider of consulting services to small- and medium-size companies in the areas of strategy, change transformation, mergers and acquisitions, and corporate governance, since 2006. From 2002 to 2006, Mr. Bailey was President and Chief Executive Officer of L-1 Identity Solutions, Inc. (previously Viisage Technology, Inc.), a developer of advanced technology identity solutions for governments, law enforcement agencies, and corporations. Mr. Bailey is presently a doctoral candidate in management at Case Western Reserve University focusing on corporate governance. Mr. Bailey previously served as Chief Operating Officer of Art Technology Group, a developer and marketer of e-commerce software solutions, and in various executive positions during a seventeen-year career at IBM Corporation.

Mr. Bailey has served as a director of Telos Corporation, a defense security solutions firm, since 2006, where he chairs both the audit and strategy committees. He has also served as a director at Identive Group, Inc., a global company providing secure identity based solutions and products, since 2010. Mr. Bailey previously served on the boards of LaserCard Corporation from 2006 to 2011, Spectrum Control, Inc. from 2008 to 2011, Viisage Technology, Inc. from 2002 to 2006, Point Blank Solutions, Inc. from 2008 to 2009, and EF Johnson Technology, Inc. from 2009 to 2010.

Mr. Bailey’s qualifications to serve as director include his extensive experience in the security technology industry, serving both public and private sector customers. He also brings three decades of executive experience in the technology industry, including experience as a public-company CEO, as well as extensive board experience and a deep understanding of corporate governance. Mr. Bailey holds a Master Level Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization.

Mr. Jeffrey P. Black served as Chief Executive Officer of Teleflex Incorporated, a diversified medical device company, from 2002 to 2011. His twenty-seven year tenure with Teleflex also included roles as Group President of Teleflex Industrial and President of Teleflex Fluid Systems, a provider of engineered systems to OEM customers. Mr. Black also served on the board of Teleflex from 2002 to 2011, and as Chairman from 2006 to 2011. He has also served on the board of Sunoptic Technologies, a privately held provider of illumination and imaging products and services for OEM medical and industrial customers and end-user surgical products, since 1998.

Mr. Black’s qualifications include the perspectives gained from his career spanning almost thirty years in the medical device and technology industries, including as board Chair, board member, CEO, and senior executive. He also brings substantial experience optimizing business operations and cultivating growth through acquisition and new product development.

Mr. James W. Green has been our President and Chief Executive Officer since 2007. From 2005 to 2007, Mr. Green was Regional Vice President, California Division, of Quest Diagnostics Incorporated, a leading provider of diagnostic testing, information, and services. Before joining Quest, Mr. Green served as Senior Vice President & General Manager of Computed Tomography for Philips Medical Systems, a global leader in the business of developing, manufacturing, marketing, and servicing medical computed tomography systems.

Mr. Green brings extensive experience and important technical perspectives as a former OEM customer of medical imaging subsystems and as an end-user supplier of advanced medical imaging equipment, and through his experience leading and integrating diverse operations located on multiple continents. As President and CEO of Analogic, his in-depth knowledge of our company provides valuable insights to our board in areas such as strategic planning, financial and budgeting matters, engineering and product development, operations, sales and marketing, and general management.

Mr. James J. Judge has been Senior Vice President and Chief Financial Officer of NSTAR, a publicly held electric and gas utility company, since 1999. He previously held a number of executive positions at BEC Energy/Boston Edison. He received a bachelor of science degree in business administration and a master’s degree in business administration from Babson College.

Mr. Judge provides our board with in-depth financial and accounting expertise as well as insights gained from his long-time service as Chief Financial Officer of a publicly held entity operating in a regulated industry, which also provides diversity of viewpoint. That experience, together with the knowledge of our company gained through his service on our board, provides a strong foundation for his leadership role as Chair of our Audit Committee. Our board has also determined that Mr. Judge qualifies as an audit committee financial expert.

Mr. Kevin C. Melia is the non-executive Chairman of Vette Corporation, a privately-held provider of thermal management solutions, a position he has held since 2008. He has been a joint managing director of Boulder Brook Partners LLC, a private investment company, since 2004. From 2003 to 2008, he was the non-executive Chairman of IONA Technologies PLC, a leading middleware software company. Between 2003 and 2007, Mr. Melia also was the non-executive Chairman of A.Net (formerly Lightbridge Inc.), an e-payment company. He was the co-founder of Manufacturers’ Services Ltd. (“MSL”), a leading company in the electronics manufacturing services industry, and served as its Chairman and Chief Executive Officer from 1994 to 2003. Prior to establishing MSL, Mr. Melia held a number of senior executive positions over a five-year period at Sun Microsystems, including Chief Financial Officer, Executive VP of Operations and President of Sun Micro Systems Computer Company, a subsidiary of the parent company. He also held a number of senior executive positions in operations and finance in Europe and the U.S. over a seventeen-year career at Digital Equipment Corporation.

Mr. Melia is a director of RadiSys Corporation, a provider of embedded advanced solutions for the communications networking and commercial systems markets, and serves on the audit and nominating and governance committees. He also is a director of DCC plc, a procurement, sales, marketing, distribution and business support services group headquartered in Dublin, Ireland, and serves on the audit committee of that board. He is also a member of the board of Greatbatch, Inc., a provider of technologies to the medical device market. He also is a former director of A.Net, Manugistics Corporation, and Eircom, Inc. He is a chartered accountant (FCMA.JDipMa) of the UK and Ireland.

Having been a co-founder and Chairman and Chief Executive Officer of MSL and Chairman of Vette Corporation, IONA Technologies PLC and A.Net, Mr. Melia has extensive business experience. His service in senior management positions at Sun Microsystems and Digital Equipment Corporation provided him with a wealth of knowledge in dealing with operational, financial and accounting matters. The depth and breadth of his global operational experience and his exposure to complex financial issues at such large corporations makes him a trusted advisor and a skilled member of the Company’s Audit and Compensation Committees.

Dr. Michael T. Modic has been Chairman of the Neurological Institute at the Cleveland Clinic Foundation since 2006. Dr. Modic has also been a Professor of Radiology, Cleveland Clinic Lerner College of Medicine at CWRU, since 2005. From 1989 to 2005, he was Chairman of the Division of Radiology at the Cleveland Clinic. He was also a member of the Board of Governors of the Cleveland Clinic Foundation from 2000 to 2005. Dr. Modic was previously a Professor of Radiology at The Ohio State University College of Medicine and Public Health. Dr. Modic has served on the editorial boards of the journals Radiology, American Journal of Neuroradiology, Magnetic Resonance in Medicine, and Magnetic Resonance Imaging.

Dr. Modic’s qualifications include his extensive experience in the healthcare field, both as a leader of an internationally recognized healthcare institution and as a practicing physician, both of which also provide diversity of viewpoint. Dr. Modic provides our board with valuable insight into the healthcare industry, including trends in healthcare policy and opportunities relating to healthcare equipment and services.

Dr. Fred B. Parks has served as Chief Executive Officer of NDS Surgical Imaging, Inc., a provider of advanced medical visualization technology, since 2011. Dr. Parks previously served as Chairman of the Board and Chief Executive Officer of Urologix, Inc. from 2003 to 2008. Prior to joining Urologix, Dr. Parks served as President and CEO of Marconi Medical Systems, a multi-modality supplier of medical imaging equipment, and following its acquisition by Royal Philips Electronics, led its integration into the Philips medical business. Previously, Dr. Parks held positions as President, Chief Operating Officer, and board member of St. Jude Medical, Inc., a medical device company focusing on implantable cardiovascular products, and as President, Chief Operating Officer, and board member of EG&G, Inc. (now PerkinElmer), a diversified technology company.

In addition to his past service on the boards of Urologix, EG&G, and St. Jude Medical, Dr. Parks served on the board of Steady State Imaging, LLC, a privately held developer of specialized magnetic resonance imaging technology, from 2010 to 2011.

Dr. Parks’ qualifications include his substantial experience as a senior executive and board member for a number of technology companies, and particularly in the medical device and medical imaging industries.

Dr. Sophie V. Vandebroek has been Corporate Vice President and Chief Technology Officer of Xerox Corporation and President of the Xerox Innovation Group, since January 2006. From 2002 through 2005, Dr. Vandebroek was Chief Engineer of Xerox Corporation and Vice President of the Xerox Engineering Center.

Dr. Vandebroek serves on the board of Nypro Corporation, a privately held provider of complex plastics manufacturing solutions serving the healthcare, packaging and consumer and electronics industries, where she has been a board member since 2009. She is also a Fellow of the Institute of Electrical and Electronics Engineers; a member of the Royal Flemish Academy for Arts & Sciences; a trustee of Worcester Polytechnic Institute; a member of the U.S. National Academies Committee on Science, Technology & the Law; and serves on the advisory council of the deans of engineering of Cornell University and the Massachusetts Institute of Technology. Dr. Vandebroek was inducted into the Women in Science and Technology Hall of Fame in 2011.

Dr. Vandebroek’s qualifications include senior leadership roles directing global research activities for an internationally recognized provider of technology and services to business customers, and the knowledge and experience gained through her service on behalf of numerous technical, academic, and industry organizations. She provides our board with unique perspectives on directing and shaping innovation to meet our strategic objectives, as well as on assessing the effectiveness of our investment in innovation. She also brings valuable insight on embracing diversity as a competitive advantage in the global marketplace.

Mr. Edward F. Voboril served as Chairman of the Board of Greatbatch, Inc., a developer and manufacturer of precision engineered components and sub-assemblies used in implantable medical devices, from 1997 to 2008. He served as that company’s President and Chief Executive Officer from 1990 to 2006. Previously, Mr. Voboril served as Vice President and General Manager of the Biomedical Division of PPG Industries and held senior executive positions in the medical businesses of Honeywell, General Electric, Syntex, and Litton Industries. Mr. Voboril is currently an adjunct professor of engineering and chairman of “NUvention” at the Center for Entrepreneurship and Innovation at Northwestern University.

Mr. Voboril serves as lead independent director of Iris International, Inc., a supplier of in vitro diagnostic products, where he has been a director since 2008.

Mr. Voboril has over 40 years in leadership roles in the medical and technology industries, with an emphasis in general management and strategic planning. He has also served as a public company CEO, a board chair, and on the boards of other publicly held companies. His breadth and depth of experience, coupled with the insight gained from his service on our board, provide a strong foundation for his leadership role as board Chair.

CORPORATE GOVERNANCE

The board has long believed that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. The board reviews its governance practices on an ongoing basis in light of the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC, the NASDAQ listing standards, and other relevant considerations. This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of the corporate governance guidelines, committee charters, as most recently amended, and code of business conduct and ethics described below are posted on the Corporate Governance section of our website, which is located at http://investor.analogic.com. Alternatively, you can request a copy of any of these documents by writing to Analogic Corporation, 8 Centennial Drive, Peabody, Massachusetts 01960, Attention: John J. Fry, Vice President, General Counsel, and Secretary.

Corporate Governance Guidelines

The board has adopted corporate governance guidelines to assist the board in the exercise of its duties and responsibilities, and to serve our best interests and those of our stockholders. The corporate governance guidelines provide a framework for the conduct of the board’s business and specify, among other matters, that:

•	the principal responsibility of the directors is to oversee the management of Analogic;

•	a majority of the members of the board shall be independent directors;

•	the independent directors shall meet in executive session at least semi-annually to discuss, among other matters, the performance of our Chief Executive Officer;

•	directors have full and free access to our officers and employees and, as necessary, independent advisors;

•	the board and our management shall provide orientation opportunities for new directors, and all directors are expected to be involved in continuing director education on an ongoing basis; and

•	the board’s responsibilities include evaluating the overall effectiveness of the board and its committees.

Leadership Structure of the Board

Our board leadership structure includes a board chair, a board vice-chair, and chairs of each of our four standing board committees (which we describe in more detail below). The board does not have a policy on whether the offices of board chair and chief executive officer should be separate and, if they are to be separate, whether the board chair should be selected from among the independent directors or should be an employee of the Company.

The board has determined that the positions of board chair and chief executive officer should be separated at the current time. The board has appointed Mr. Voboril, an independent director, as board chair. The board has appointed Dr. Wilson, also an independent director, as vice chair. The chairs of our standing committees have been appointed as described below.

We believe that the separation of the positions of board chair, on the one hand, and president and chief executive officer, on the other, strikes the appropriate balance between the oversight of the company’s corporate governance by one position and strategic direction and day-to-day leadership and performance by the other position. We also believe that the board chair and vice chair positions provide a formal structure through which two of our most experienced directors, each having unique and complementary skills, exercise significant leadership roles in the functioning of our board and in its interaction with our management. While we believe that the current board leadership structure is appropriate in the current circumstances, the board expects to re-evaluate the vice chair position upon the retirement of Dr. Wilson at the 2012 annual meeting.

Oversight of Risk

The board oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our board and its committees is to oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. Members of our senior management team attend our quarterly board meetings and are available to address any questions or concerns raised by the board on risk-management and any other matters. In addition, the board regularly receives reports on strategic matters involving our business. Our Audit Committee oversees risk management activities related to financial controls and legal and compliance risks. Our Compensation Committee oversees risk management activities relating to our compensation policies and practices, and our Nominating and Corporate Governance Committee oversees risk management activities relating to board composition and management succession planning. Our Technology Committee oversees risk management activities relating to the Company’s technology initiatives. Each committee reports to the full board on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate.

Following a review of our existing compensation policies, including those relating to named executive officers and to our employees more generally, our Compensation Committee believes that risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse affect on our company. In reaching this conclusion, our Compensation Committee believes that compensation-related risk is limited by a number of factors, including the following:

•	Our compensation packages include multiple elements, including fixed and variable compensation, the amount and mix of which is appropriate to an employee’s level and role in the company.

•

Our variable compensation programs, which include annual incentive programs (which we call AIPs) and long-term incentive programs (which we call LTIPs), employ a number of different performance metrics (such as metrics that are based on revenues, earnings per share, individual objectives, and relative total shareholder return) that are aligned with our near term and strategic objectives and the interests of our stockholders, and measured over differing time periods.

•	Our LTIPs provide for equity-based awards, that we believe tend to align the interests of our management with the interests of our stockholders.

•	We use performance targets that are aligned with our near term and strategic objectives that we believe are somewhat aggressive yet achievable without undue risk taking.

•	We limit the payouts under our AIPs and LTIPs at two times the target award for each participant.

We believe that, taken as a whole, the various elements of our compensation packages tend to reduce and mitigate compensation-related risk by reducing the focus on any single compensation element or performance metric, by encouraging our employees to consider both long and short term goals that are aligned with the interests of our stockholders, and by discouraging excessive risk in order to reach performance goals or to achieve excessive payouts.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We post on our website (www.analogic.com) all disclosures that are required by law or NASDAQ’s listing standards concerning any amendments to, or waivers of, any provision of our code of business conduct and ethics.

Director Independence

Under NASDAQ rules applicable to us, a director of Analogic qualifies as an “independent director” only if, in the opinion of the board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The board has determined that none of Mr. Bailey, Mr. Black, Mr. Judge, Mr. Melia, Dr. Modic, Dr. Parks, Dr. Vandebroek, Mr. Voboril, or Dr. Wilson has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these directors is an “independent director” as defined under NASDAQ rules.

Board Committees

The board has established four standing committees—Audit, Compensation, Nominating and Corporate Governance, and Technology—each of which operates under a charter that has been approved by the board. A copy of each committee’s charter is posted on the Corporate Governance section of our website, which is located at www.analogic.com.

The board has determined that all of the members of each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are independent as defined under NASDAQ rules applicable to us, including, in the case of all of the members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (which we refer to as the Exchange Act).

Audit Committee

Our Audit Committee’s responsibilities include:

•	Overseeing our independent auditors, including their selection, independence, compensation and pre-approval of their services, and reviewing the auditor’s annual quality control report.

•

Reviewing our audited financial statements, including discussing our audited financial statements with our management and independent auditor, making recommendations to our board regarding financial statements, and preparing an annual audit committee report.

•

Reviewing other financial disclosures, including our independent auditor’s review of interim financial information and discussing our interim financial information with our management and independent auditor.

•	Overseeing our internal audit function.

•

Overseeing controls and procedures, including coordinating our board’s oversight of internal controls over financial reporting, disclosure controls, our code of conduct, risk management, related party transactions, and establishing procedures for handling anonymous and other complaints relating to accounting and audit-related matters.

The board has determined that Mr. Judge is an “audit committee financial expert” as defined in the SEC rules.

The current members of our Audit Committee are Mr. Bailey, Mr. Black, Mr. Judge (Chair), Mr. Melia, and Mr. Voboril. Our Audit Committee met five times during fiscal 2011.

Compensation Committee

Our Compensation Committee’s responsibilities include:

•	Reviewing and approving the compensation of our executive officers.

•	Overseeing the evaluation of our senior executives, including our executive officers.

•	Reviewing and making recommendations to the board with respect to incentive-compensation plans and equity-based plans.

•	Exercising the rights and functions of our board under our equity-based compensation plans, including the authority to make awards thereunder.

•	Reviewing and making recommendations to the board with respect to director compensation.

•	Reviewing and making recommendations to our board with respect to our annual compensation discussion and analysis disclosure.

•	Preparing an annual compensation committee report.

The current members of our Compensation Committee are Mr. Black, Mr. Melia, Dr. Parks (Chair), and Dr. Wilson. Our Compensation Committee met seven times during fiscal 2011.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee’s responsibilities include:

•	Identifying persons qualified to become board members and recommending persons to be nominated by our board.

•	Reviewing with the board the requisite skills and criteria for new board members and the composition of the board as a whole.

•	Recommending to our board the directors to be appointed to our board committees.

•	Overseeing corporate governance matters, including our Corporate Governance Guidelines, self-evaluations of our board, and management succession planning.

The current members of our Nominating and Corporate Governance Committee are Mr. Bailey, Mr. Judge, Dr. Modic (Chair), Dr. Vandebroek, and Mr. Voboril. Our Nominating and Corporate Governance Committee met six times during fiscal 2011.

Technology Committee

Our Technology Committee’s purpose is to assist the board in its oversight of Analogic’s technology initiatives. The Technology Committee’s responsibilities include:

•

Assessing and advising the board regarding our technology strategy, including: the long-term, strategic goals of our research and development (which we refer to as R&D) investments; technology and market trends relevant to our strategic direction; emerging technologies and markets consistent with or complementary to our strategic direction; and our overall technological competitiveness.

•	Providing the board with technological guidance relevant to matters such as proposed market entries and exits, acquisitions and divestitures, and significant R&D investments.

•

Assessing and advising the board regarding our technology infrastructure, including the strength and competitiveness of our strategic and product planning procedures, programs for attracting, developing and retaining key technical personnel and technical leadership, R&D facilities and equipment, and programs for identifying, protecting, and exploiting our intellectual property.

The current members of our Technology Committee are Dr. Modic, Dr. Parks, Dr. Vandebroek, and Dr. Wilson (Chair). Our Technology Committee met four times during fiscal 2011.

Nominations Process for Director Candidates

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the committee and the board.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in our corporate governance guidelines. Among other matters, these criteria specify that director nominees should have a reputation for integrity, demonstrated business acumen, a commitment to understand us and our industry, and the interest and ability to act in the interests of all of our stockholders. The Nominating and Corporate Governance Committee considers these criteria in the context of an assessment of the operation and goals of the board as a whole and seeks to achieve diversity of occupational and personal backgrounds on the board, including personal characteristics such as race and gender, as well as experience and skills that contribute to the board’s performance of its responsibilities in the oversight of the company’s business. The Nominating and Corporate Governance Committee assesses the effectiveness of these criteria by referring to the criteria when it periodically assesses the composition of the board and by gathering data and discussing the diversity of the board membership in the annual self-assessment process. The board actively seeks to consider diverse candidates for board membership when it has a vacancy to fill.

The committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for each prospective director nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge, and abilities that will allow the board to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the candidates’ names, together with appropriate biographical information and background materials and a statement as to the stockholder’s ownership of common stock as of the date on which such recommendation is made, to the Nominating and Corporate Governance Committee, c/o John J. Fry, Senior Vice President, General Counsel, and Secretary, Analogic Corporation, 8 Centennial Drive, Peabody, Massachusetts 01960. Assuming that appropriate biographical and background materials have been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting of stockholders.

Stockholders also have the right under our by-laws to nominate director candidates directly, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the board, by following the procedures set forth in Article II, Section 15, of our by-laws. A stockholder entitled to vote in the election of directors may nominate one or more persons for election as directors only if written notice of such stockholder’s intent to make such nomination or nominations has been given to our Secretary not later than ninety days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Any stockholder notice of nomination shall contain the information set forth in Article II, Section 15, of our by-laws.

Communicating with the Independent Directors

The board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Chair of the Board, with the assistance of our Senior Vice President, General Counsel, and Secretary, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Chair of the Board considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board should address such communications to the Board of Directors, c/o John J. Fry, Senior Vice President, General Counsel, and Secretary, Analogic Corporation, 8 Centennial Drive, Peabody, Massachusetts 01960.

Board Meetings and Attendance

The board met eight times during fiscal 2011, either in person or by teleconference. During fiscal 2011, each director attended at least 75% of the aggregate number of board meetings and meetings held by all committees on which the director then served.

Director Attendance at Annual Meeting of Stockholders

We do not have a formal policy regarding the directors’ attendance at our annual meetings of stockholders. Our practice, however, is to have a meeting of the board immediately following the annual meeting of stockholders. All then-current directors attended the 2011 annual meeting held on January 20, 2011 (which we call our 2011 annual meeting).

DIRECTOR COMPENSATION

The Compensation Committee evaluates the appropriate level and form of compensation for non-employee directors at least annually and recommends changes to the board when appropriate. The primary objectives of the Compensation Committee with respect to non-employees director compensation are to:

•	Attract, retain, and motivate non-employee talent; and

•	Align non-employee director compensation with the creation of stockholder value.

Non-employee directors receive retainer payments, meeting fees, and stock options for their service. No compensation is paid to any director for his or her service as such if that director is an employee of ours. For calendar years 2010 and 2011, all non-employee directors received an annual cash retainer of $25,000. Our non-employee directors also received an annual share retainer under the Analogic Corporation Non-Employee Director Stock Plan (which we refer to as the 2008 Plan), which is summarized below. The value of the annual share retainer for calendar years 2010 and 2011 was $35,000 and $55,000, respectively. The annual share retainer was increased to $70,000, effective calendar year 2012.

In calendar year 2011, our board chair and vice chair received additional annual cash retainers of $75,000 and $30,000, respectively. This represents a reduction from their respective calendar year 2010 retainers of $120,000 and $48,000. In fiscal 2010, the Compensation Committee engaged the services of DolmatConnell & Partners, independent compensation consultants, to assist us in evaluating the compensation of our board. In connection with that evaluation, we decided to reduce the annual retainers paid to our board chair and board vice chair as described above.

The chair of the Audit Committee received an additional annual cash retainer of $10,000 and the chair of the Compensation Committee, the Nominating and Corporate Governance Committee, and the Technology Committee each received additional annual cash retainers of $7,500. For each meeting of the board or any board committee, each of our non-employee directors received a fee of $1,500 per meeting for each meeting attended in person, and a fee of $1,000 per meeting for each meeting attended by telephone. Directors also received reimbursement for meeting-related travel expenses.

In June 1996, the board adopted and our stockholders approved at the January 1997 Annual Meeting of Stockholders, the 1997 Non-Qualified Stock Option Plan for Non-Employee Directors, which was amended by the board on December 8, 2003, and approved by the stockholders at the January 2004 Annual Meeting of the Stockholders, and as further amended by the board on September 20, 2006 (which we refer to as the 1997 Plan). Pursuant to the 1997 Plan, options to purchase 150,000 shares of common stock may be granted only to our directors or directors of any of our subsidiaries who are not employees of Analogic or any such subsidiary. The exercise price of options granted under the 1997 Plan is the fair market value of the common stock on the date of grant. The 1997 Plan provides that each new non-employee director who is elected to the board shall be granted an option to acquire 5,000 shares, effective as of the date on which he or she is first elected to the board. The 1997 Plan further provides that every four years from the date on which a non-employee director was last granted a non-employee director option, that non-employee director shall be granted an option to acquire 5,000 shares, effective as of the date of that fourth anniversary. Options granted under the 1997 Plan become exercisable in three equal annual installments on each of the first three anniversaries of the date of grant, and expire ten years after the date of grant. In fiscal 2011, 5,000 stock options were granted to Mr. Bailey upon his election to our board. As discussed in further detail under Proposal 5—Amendment and Restatement of our 2009 Stock Incentive Plan, we are proposing an amendment to our 2009 Plan to permit equity awards to be made to directors under the 2009 Plan. If our stockholders approve Proposal 5, we intend to grant under the 2009 Plan going forward the options currently described above that are granted under the 1997 Plan and to no longer grant awards under the 1997 Plan.

On January 28, 2008, our stockholders approved the 2008 Plan. The 2008 Plan provides for an annual share award (which we refer to as an Annual Share Retainer) to be granted to each participant on each February 1. The number of shares of common stock a participant will receive as a result of the Annual Share Retainer is equal to the quotient determined by dividing the dollar value of the Annual Share Retainer by the fair market value of a share of common stock on February 1 of the relevant year. The dollar value of the Annual Share Retainer may be adjusted from year to year as determined by the board after review by and a recommendation from the Compensation Committee, subject to a maximum annual dollar amount of $70,000 per non-employee director. Participants are not required to pay any purchase price for the Annual Share Retainer. Each participant may elect to receive some or all of (i) his or her Annual Share Retainer for a given calendar year and/or (ii) his or her Annual Cash Retainer (which consists of the annual base cash compensation he or she receives for service on the board and on any committees of the board) in the form of DSUs, as elected by the participant no later than December 15 of the preceding calendar year. If DSUs are elected, the number of units is determined by dividing the dollar value of the Annual Share Retainer and/or Annual Cash Retainer (or portion thereof being deferred) by the fair market value of a share of common stock on the date that the retainer otherwise would have been paid. The DSUs are then assigned to a “Deferred Stock Unit Account” established and maintained by us for each participant in the plan. If any dividends are paid on shares of our common stock, the DSUs credited to each Deferred Stock Unit Account will likewise be credited with DSUs having a value equal to the dividend. The 2008 Plan originally provided that DSUs (and any related DSUs issued in respect of dividends) would be paid in cash at the time set forth in the plan or the applicable deferral election. The board recently amended the 2008 Plan, subject to shareholder approval, to provide that all currently outstanding DSUs (and DSUs issued in the future) will be paid out in (as adjusted in accordance with the 2008 Plan) the form of an equal amount of common stock issued to the participant within 30 days following the participant’s termination of service on the board or sooner, if previously elected by the participant, on a date certain selected by the participant prior to the time the DSUs were acquired by the participant; provided, however, that the date selected may not be less than one year from the date on which such DSUs were acquired. As discussed in further detail under Proposal 6—Amendment and Restatement of our Non-Employee Director Stock Plan, we are proposing amendments to our 2008 Plan to provide that, going forward, (i) the payout of the value of each grant of DSUs will be made in the form of an equal amount of common stock issued to the participant and (ii) dividend equivalents that are earned on DSUs will be paid in cash and held in the Deferred Stock Unit Account. Cash amounts held in the Deferred Stock Unit Account will not accrue interest and will be paid to participants at the same time as the value of the related DSUs are paid to the participant.

In order to better align the interests of our directors with the interests of our stockholders and to promote our commitment to sound corporate governance, our Board of Directors, acting on the recommendation of our Compensation Committee, has adopted stock ownership guidelines for our non-employee directors.

Non-employee directors are expected to acquire a number of shares of the Company’s common stock having the value shown below:

Stock Ownership Guideline	$110,000
Attainment Period	Five (5) years from the later of: • Election as a director; or • October 1, 2011
Stock Owned for Purposes of Ownership Guideline

• Stock acquired on the open market;

• Stock acquired through the exercise of options;

• Restricted stock and restricted stock units, whether vested or unvested;

• Stock acquired through Company benefit plans; and

• Deferred stock units.

Administration	The Stock Ownership Guidelines will be administered by the Compensation Committee, which will evaluate compliance on an annual basis. Non-compliance arising from special circumstances, such as fluctuations in the Company’s stock price, changes in a participant’s compensation, and the personal financial situation of a participant, will be reviewed by the Compensation Committee.

The table below summarizes the compensation that we paid to our non-employee directors for fiscal 2011.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Edward F. Voboril	149,000	—	—	55,000	204,000
Gerald L. Wilson	97,000	—	—	55,000	152,000
Bernard C. Bailey (5)	47,417	—	77,500	55,000	179,917
Jeffrey P. Black	48,500	55,000	—	—	103,500
M. Ross Brown (6)	20,500	—	—	—	20,500
James J. Judge	61,500	—	—	55,000	116,500
Kevin C. Melia	49,500	55,000	—	—	104,500
Michael T. Modic	57,500	—	—	55,000	112,500
Fred B. Parks	59,000	—	—	55,000	114,000
Sophie V. Vandebroek	50,500	55,000	—	—	105,500

(1)	The next table further describes the information included in this column.
(2)	This column represents the Annual Share Retainer which a director did not elect to defer into DSUs. Additional information can be found in Note 3 to the consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2011. During fiscal 2011, Mr. Bailey, Mr. Judge, Dr. Modic, Mr. Voboril, Dr. Wilson, and Dr. Parks elected to defer the Annual Share Retainer in the form of DSUs. The Annual Share Retainer of $55,000 for each director that elected the deferral is included in the “All Other Compensation” Column. The non-employee directors have the following DSUs as of July 31, 2011: Mr. Voboril: 3,964; Dr. Wilson: 4,208; Mr. Bailey: 1,319; Mr. Black: 277; Mr. Judge: 3,964; Dr. Modic: 5,649; and Dr. Parks: 6,038.
(3)	Amount reflects the grant date fair value of directors’ stock options granted in fiscal 2011, computed in accordance with accounting principles generally accepted in the United States of America and calculated using the Black-Scholes valuation model utilizing the Company’s assumptions. During fiscal 2011, 5,000 stock options with an exercise price of $41.35 and a grant date fair value of $15.50 were granted to Mr. Bailey. The non-employee directors have the following outstanding stock option awards as of July 31, 2011: Mr. Voboril: 10,000; Dr. Wilson: 10,000; Mr. Black: 5,000; Mr. Bailey: 5,000; Mr. Judge: 10,000; Dr. Modic: 10,000; Dr. Parks: 5,000; Mr. Melia: 5,000; and Dr. Vandebroek: 5,000. Additional information can be found in Note 3 to the consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2011.
(4)	Amounts reflect the Annual Share Retainer that a director elected to defer into DSUs.
(5)	Mr. Bailey began serving on the Board on September 1, 2010.
(6)	Mr. Brown retired from the Board on January 20, 2011.

The following table further describes the information included in the Fees Earned or Paid in Cash column in the preceding table.

Name	Annual Retainers ($)(1)	Board Chair and Vice Chair Fee ($)	Board Fees ($)	Audit Committee Fees ($)	Compensation Committee Fees ($)	Technology Committee ($)	Nominating and Corporate Governance Committee Fees ($)	Total ($)
Edward F. Voboril	25,000	97,500	11,000	7,000	—	—	8,500	149,000
Gerald L. Wilson	25,000	39,000	10,000	—	9,500	13,500	—	97,000
Bernard C. Bailey	22,917	—	10,000	7,000	—	—	7,500	47,417
Jeffrey P. Black	25,000	—	11,000	3,000	9,500	—	—	48,500
M. Ross Brown	12,500	—	5,000	—	—	3,000	—	20,500
James J. Judge	25,000	—	11,000	17,000	—	—	8,500	61,500
Kevin C. Melia	25,000	—	10,000	6,000	8,500	—	—	49,500
Michael T. Modic	25,000	—	10,500	—	—	6,000	16,000	57,500
Fred B. Parks	25,000	—	11,000	—	17,000	6,000	—	59,000
Sophie V. Vandebroek	25,000	—	11,000	—	—	6,000	8,500	50,500

(1)	Dr. Modic and Dr. Parks deferred their Annual Cash Retainers of $25,000 into DSUs. Dr. Wilson and Mr. Bailey deferred $12,500 of their Annual Cash Retainers into DSUs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND MANAGEMENT

The following table sets forth information as to the beneficial ownership of our common stock as of October 15, 2011 (except as otherwise indicated) by (a) all persons (including any “group,” as defined in Section 13(d)(3) of the Exchange Act) known by us to beneficially own 5% or more of our common stock, (b) each director and nominee for director, (c) our Named Executive Officers (as defined under “Compensation of Executive Officers—Summary Compensation Table” below), and (d) all of our directors and executive officers as a group. With respect to directors and executive officers, the amounts shown are based upon information furnished by the individual directors and officers. Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon exercise of stock options that are immediately exercisable or exercisable within 60 days after October 15, 2011. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days after October 15, 2011. Except as otherwise indicated, to our knowledge, the persons identified below have sole voting and sole investment power with respect to the shares they own of record.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
5% Stockholders
Heartland Advisors, Inc. (1)	1,527,485	11.9	%(1)
789 North Water Street
Milwaukee, Wisconsin 53202
Advisory Research, Inc. (2)	1,047,258	8.17	%(2)
180 North Stetson Avenue, Suite 5500
Chicago, Illinois 60601
BlackRock, Inc. (3)	1,032,424	8.06	%(3)
40 East 52nd Street
New York, New York 10022
Columbia Management Investment Advisors, LLC (4)	759,604	5.90	%(4)
100 Federal Street
Boston, Massachusetts 02110
T. Rowe Price Associates, Inc. (5)	711,945	5.5	%(5)
100 East Pratt Street
Baltimore, Maryland 21202
The Vanguard Group, Inc. (6)	633,498	5.07	%(6)
P.O. Box 2600
Valley Forge, Pennsylvania 19482

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Directors and Director Nominees
Bernard C. Bailey	3,949	(7)	*
	1,555	(8)
Jeffrey P. Black	3,314	(9)	*
	277	(8)
James W. Green	57,889	(10)	*
James J. Judge	8,334	(11)	*
	3,964	(8)
Kevin C. Melia	7,295	(12)	*
Michael T. Modic	13,983	(13)	*
	5,885	(8)
Fred B. Parks	5,000	(14)	*
	6,274	(8)
Sophie V. Vandebroek	8,554	(15)	*
Edward F. Voboril	15,000	(16)	*
	3,964	(8)
Gerald L. Wilson	13,000	(17)	*
	4,444	(8)

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Named Executive Officers (Other than Mr. Green, listed above)
Mervat Faltas	9,879	(18)	*
John J. Fry	12,923	(19)	*
Michael L. Levitz	11,212	(20)	*
Donald B. Melson	14,433	(21)	*
All Directors and Executive Officers as a Group (14 persons)	211,128	(22)	*

*	Represents less than 1% ownership.
(1)	Based solely on a Schedule 13G/A filed with the SEC on February 10, 2011, which presents information as of December 31, 2010.
(2)	Based solely on a Schedule 13G filed with the SEC on February 10, 2011, which presents information as of December 31, 2010.
(3)	Based solely on a Schedule 13G/A filed with the SEC on February 2, 2011, which presents information as of December 31, 2010.
(4)	Based solely on a Schedule 13G filed with the SEC on February 10, 2011, which presents information as of December 31, 2010.
(5)	Based solely on a Schedule 13G/A filed with the SEC on February 10, 2011, which presents information as of December 31, 2010. These shares are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. serves as investment advisor with sole voting power as to 183,365 shares and sole dispositive power as to 711,945 shares. For purposes of the reporting requirements of the Exchange Act, T. Rowe Price Associates is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates, Inc. expressly denies that it is, in fact, the beneficial owner of such securities.
(6)	Based solely on a Schedule 13F-HR filed with the SEC on November 15, 2011, which presents information as of September 30, 2011.
(7)	Includes 1,667 shares issuable upon exercise of options exercisable within 60 days after October 15, 2011.
(8)	Consists of DSUs, which are payable in cash. The value of a DSU is, at any given time, equal to the then-current value of a share of our common stock.
(9)	Includes 1,667 shares issuable upon exercise of options exercisable within 60 days after October 15, 2011.
(10)	Includes 36,041 shares issuable upon exercise of options exercisable within 60 days after October 15, 2011.
(11)	Consists of 8,334 shares issuable upon exercise of options exercisable within 60 days after October 15, 2011.

(12)	Includes 3,334 shares issuable upon exercise of options exercisable within 60 days after October 15, 2011.
(13)	Includes 8,334 shares issuable upon exercise of options exercisable within 60 days after October 15, 2011.
(14)	Consists of 5,000 shares issuable upon exercise of options exercisable within 60 days after October 15, 2011.
(15)	Includes 5,000 shares issuable upon exercise of options exercisable within 60 days after October 15, 2011.
(16)	Includes 10,000 shares issuable upon exercise of options exercisable within 60 days after October 15, 2011.
(17)	Includes 10,000 shares issuable upon exercise of options exercisable within 60 days after October 15, 2011.
(18)	Includes 5,582 shares issuable upon exercise of options exercisable within 60 days after October 15, 2011.
(19)	Includes 4,707 shares issuable upon exercise of options exercisable within 60 days after October 15, 2011.
(20)	Includes 2,500 shares issuable upon exercise of options exercisable within 60 days after October 15, 2011.
(21)	Includes 7,377 shares issuable upon exercise of options exercisable within 60 days after October 15, 2011.
(22)	Includes 109,543 shares issuable upon exercise of options exercisable within 60 days after October 15, 2011 and 26,363 DSUs.

EXECUTIVE OFFICERS

Our current executive officers are:

Name	Age	Position	Date Since Office Has Been Held
James W. Green	53	President and Chief Executive Officer	2007
Mervat Faltas	60	Senior Vice President and General Manager, OEM Medical Group	2011
John J. Fry	50	Senior Vice President, General Counsel, and Secretary	2007
Michael L. Levitz	38	Senior Vice President, Chief Financial Officer, and Treasurer	2009
Donald B. Melson	59	Vice President and Corporate Controller	2006
Farley Peechatka, Jr.	50	Senior Vice President and General Manager, Global Ultrasound Business Unit	2011

For additional information with respect to Mr. Green, who is also a director, see Proposal 1—Election of Directors.

Mervat Faltas has served as Senior Vice President and General Manager of our OEM Medical Group since May 2010. She joined our Anrad subsidiary in July 2005 as Vice President of Operations and was named President of Anrad in January 2006. From May 2000 until June 2005, Mrs. Faltas served in various capacities at ITF Optical Technologies, a Montreal-based provider of fiber optic components for terrestrial and undersea communication networks, including as President and CEO. From 1990 to 2000, Mrs. Faltas held various positions at PerkinElmer Corporation, including General Manager of PerkinElmer’s Montreal operation.

John J. Fry is our Senior Vice President, General Counsel, and Secretary. He joined us in November 2007. From April 2005 until joining us, Mr. Fry was a principal of the law firm Driggs, Hogg, & Fry Co., L.P.A. (formerly Driggs, Lucas, Brubaker & Hogg Co., L.P.A.), where his practice focused primarily on technology and intellectual property law. From August 1995 to April 2005, he held various legal positions at Philips Medical Systems (formerly Marconi Medical Systems and Picker International), including Senior Corporate Counsel and Intellectual Property Manager and counsel to Philips’ computed tomography business.

Michael L. Levitz is our Senior Vice President, Chief Financial Officer, and Treasurer. Mr Levitz joined us in July 2009. From October 2007 to July 2009, Mr. Levitz was Vice President and Controller of the Cytyc business unit of Hologic Inc., a developer, manufacturer, and supplier of premium diagnostic products, medical imaging systems, and surgical products focused on the healthcare needs of women. From April 2006 until Cytyc Corporation’s merger with Hologic Inc. in October 2007, Mr. Levitz was Vice President and Corporate Controller of Cytyc Corporation, a global leader in innovative diagnostic and medical devices focused on women’s health. Mr. Levitz held a number of financial management positions in Neon Communications, Inc. and Cytyc Corporation. Mr. Levitz began his career in the audit practice of Arthur Andersen LLP and is a certified public accountant.

Donald B. Melson joined us as Vice President and Corporate Controller in March 2006. Mr. Melson was previously Vice President and Corporate Controller of Millipore Corporation, a publicly held global manufacturer of products and services for biopharmaceutical manufacturing and life science laboratories, from 2000 to 2006. Prior to this position, Mr. Melson held a number of financial management positions in Millipore Corporation and W. R. Grace & Co. Mr. Melson began his career in the audit practice of Ernst & Young and is a certified public accountant.

Farley Peechatka Jr. has served as Senior Vice President and General Manager of our Global Ultrasound business since May 2011. Mr. Peechatka joined us in November of 2002 as Vice President of Operations of our Sound Technology, Inc. (“STI”) subsidiary upon our acquisition of STI from Siemens Medical. Mr. Peechatka became President of STI in October 2008. Mr. Peechatka is a co-founder of Sound Technology, a leading provider of medical ultrasound transducers, and held multiple positions in the company, most recently as the Vice President of Operations and President. Prior to founding Sound Technology in 1987, he held engineering positions with Johnson & Johnson and GE ultrasound.

Our executive officers are elected annually by the board and hold office until their successors are chosen and qualified, subject to earlier removal by the board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which Analogic is a participant, the amount involved exceeds $100,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related party,” has a direct or indirect material interest.

If a related party proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related party transaction,” the related party must report the proposed related party transaction to our General Counsel. The policy calls for the proposed related party transaction to be reviewed and, if deemed appropriate, approved by the board’s Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related party transaction. The policy also permits the chairman of the committee to review and, if deemed appropriate, approve proposed related party transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related party transactions that are ongoing in nature will be reviewed annually.

A related party transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related party’s interest in the transaction. The committee will review and consider such information regarding the related party transaction as it deems appropriate under the circumstances.

The committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in or is not inconsistent with Analogic’s best interests. The committee may impose any conditions on the related party transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related party transaction disclosure rule, the board has determined that the following transactions do not create a material direct or indirect interest on behalf of related parties and, therefore, are not related party transactions for purposes of this policy:

•

interests arising solely from the related party’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related party and all other related parties own in the aggregate less than a 10% equity interest in such entity and (b) the related party and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction; and

•	a transaction that is specifically contemplated by provisions of Analogic’s charter or by-laws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

There were no related party transactions in fiscal 2011.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis addresses the compensation of our principal executive officer, our principal financial officer, and our other three executive officers who were the most highly compensated executive officers of Analogic for the year ended July 31, 3011 (which we refer to as fiscal 2011). It should be read in conjunction with the other information contained in this proxy statement. The following executives are our named executive officers for fiscal 2011:

•	James W. Green, our president and chief executive officer;

•	Michael L. Levitz, our senior vice president, chief financial officer, and treasurer;

•	Mervat Faltas, our senior vice president, OEM Medical Group

•	John J. Fry, our senior vice president, general counsel, and secretary; and

•	Donald B. Melson, our vice president and corporate controller.

Compensation Overview

Compensation Objectives and Philosophy. The primary objectives of our executive compensation programs are to:

•	attract, retain and motivate the best possible executive talent;

•	ensure executive compensation is aligned with our corporate strategies and business objectives;

•

promote the achievement of key strategic and financial performance measures by linking short- and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and

•	align executives’ incentives with the creation of shareholder value.

To achieve these objectives, the Compensation Committee regularly evaluates our executive compensation program with the goal of setting compensation at levels the Compensation Committee believes are necessary to allow us to compete for executive talent with other companies in our industry and region. Further, a significant portion of our executive’s compensation is performance-based, with compensation directly linked to achievement of annual and long term goals.

Allocation of Fiscal 2011 Target Compensation. Direct compensation of our named executive officers for fiscal 2011 consisted of base salary, performance-based annual cash incentives, and performance-based long term equity incentives. For fiscal 2011, 71% of our CEO’s target compensation, and, on average, 59% of the target compensation awarded to our other named executive officers, consisted of performance-based annual and performance-based long term incentives. The fiscal 2011 target pay mix for our CEO and our other named executive officers is shown below:

Note: The Performance-Based Annual Cash Incentive Awards and Performance-Based Long Term Equity Incentive Awards are made pursuant to our Annual and Long Term Incentive Programs, which are described more fully below. The above pay mix assumes performance at target. The actual performance-based annual cash incentives earned by our named executive officers for fiscal 2011 is described in further detail below. Long Term Equity Incentives consist of performance-based restricted stock units (which we refer to as RSUs) and are valued based on the fair market value of our common stock on the grant date multiplied by the target number of RSUs awarded. Other compensation elements, such as employee benefits and other compensation, are not included in the graphs above, but are described in further detail in our Summary Compensation Table below.

Fiscal 2011 Accomplishments. Fiscal 2011 was a year of significant progress for Analogic. Significant accomplishments for the year included:

•	Record revenues of $473.6 million, up 14% from fiscal 2010;

•	Diluted earnings per share of $1.42, up 15% from fiscal 2010;

•	The realignment of our business to focus along our three pillars of medical imaging, ultrasound, and security;

•

The introduction of important new products and the achievement of significant progress on critical new platforms across our businesses, including the introduction of a new 3.0T MRI RF platform and a new 64 slice CT data management system, and entry into a new CT development agreement with an emerging OEM customer in China in our medical imaging business; the delivery of the first prototypes to our customer Smiths Detection in our security business; and the introduction of our new FlexFocus-700 surgical ultrasound system in our ultrasound business;

•	The acquisition of a synergistic ultrasound transducer business; and

•	The divestiture of two non-strategic businesses.

Compensation Process

Role and Authority of the Compensation Committee. The Compensation Committee oversees our executive compensation program. In this role, the Compensation Committee regularly reviews and approves the compensation of our executive officers. Additional information about the Compensation Committee, including its composition and responsibilities, can be found on page 10 of this proxy statement. The Committee’s practice has been to establish fiscal year base salaries, and to grant annual and long term incentive awards, at its regularly scheduled September meeting. From time-to-time, the Committee makes other adjustments to individual compensation arrangements due to promotions, changes of responsibilities, or other appropriate circumstances.

Role of Compensation Consultants. The role of the independent compensation consultants engaged by the Compensation Committee has varied somewhat from year-to-year based on the Committee’s perceived needs and the state of the marketplace regarding executive compensation. In fiscal 2010, the Compensation Committee engaged Watson Wyatt to assist it in defining an updated peer group of companies (which we refer to as our compensation peer group), and in collecting relevant compensation data from those companies. The Committee also engaged Radford Consulting, an Aon Hewitt Company, to assist in the design of our long term equity incentive program in fiscal 2010. In fiscal 2011, the Compensation Committee did not engage Watson Wyatt, but engaged Radford Consulting to provide relevant benchmark data and assist in the design of our annual cash and long term equity incentive programs and our stock ownership guidelines.

Role of Management. The Compensation Committee receives input from our CEO and other members of our senior management team with respect to compensation programs for our executive officers and other employees. The Compensation Committee also receives input from our CEO on the performance of our other executive officers and on compensation decisions for those officers. The Committee considers, but is not bound by and does not always accept, the recommendations of our CEO or the other members of our management team with respect to compensation matters. While our CEO and other members of our senior management team, including our chief financial officer, general counsel, and vice president of human resources and administration, typically attend Compensation Committee meetings, the Committee regularly meets in executive session without management present. The Committee discusses our CEO’s compensation package with him, but makes decisions with respect to his compensation without him present. The Committee makes compensation decisions with respect to our other executive officers without them present.

Bases for Our Compensation Policies and Decisions

As a general guideline, the Compensation Committee seeks to establish the target compensation of our executive officers at approximately the middle of our peers, assuming that our company meets the performance targets established for our annual and long term incentive programs. An individual executive’s target compensation may be higher or lower than this guideline based on his or her particular background, experience and performance, market factors, and internal equity. These factors are weighed by the Compensation Committee in its judgment, and no one factor takes precedence over the others.

In fiscal 2010, the Compensation Committee, with the assistance of Watson Wyatt, updated our compensation peer group. The members of our compensation peer group, which includes the following 15 companies, were selected for their similarity to our company based on criteria such as revenues, market capitalization, and industry:

• American Medical Systems Holdings, Inc.	• FEI Company	• Newport Corporation

• American Science & Engineering, Inc.	• Greatbatch, Inc.	• Omnivision Technologies, Inc.

• Accuray Incorporated	• L-1 Identity Solutions, Inc.	• OSI Systems, Inc.

• Cognex Corporation	• Micrel Incorporated	• Sonosite, Inc.

• Coherent, Inc.	• MTS Systems Corporation	• TomoTherapy, Incorporated

With information from these companies, as well as survey data provided by its independent compensation consultant Watson Wyatt, the Compensation Committee approved the fiscal 2010 base salaries, annual incentive program awards and the long term incentive program awards for our executive officers. Having engaged Watson Wyatt to develop our compensation peer group and collect relevant market data in fiscal 2010, the Compensation Committee did not repeat this activity in fiscal 2011.

Components of our Executive Compensation Program

The primary components of our executive compensation program are:

•	Base salary;

•	Annual Incentive Programs;

•	Long Term Incentive Programs;

•	Employee benefits and other compensation; and

•	Severance and change-of-control benefits.

The Compensation Committee has not adopted a formal policy for allocating between short and long term compensation, between cash and non-cash compensation, or among the different forms of non-cash compensation. Instead, the Compensation Committee, after reviewing information provided by its compensation consultant and other relevant information, determines what it believes to be the appropriate level and mix of compensation components.

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executives. Generally, we believe that executive base salaries should be competitive with salaries for executives in similar positions at comparable companies. Base salaries are reviewed at least annually by the Compensation Committee, and are adjusted from time to time to realign salaries with market levels after taking into account factors such as total direct compensation, individual responsibilities, performance, experience and time in service, market conditions, and information from our compensation consultant.

Other than Mrs. Faltas, who received a base salary increase in connection with her promotion to Senior Vice President and General Manager of our OEM Medical Group, our named executive officers did not receive a base salary increase in fiscal 2010. On September 16, 2010, the Compensation Committee established the fiscal 2011 base salaries of our named executive officers as follows:

	Fiscal 2011 Base Salary	Percent Change From Fiscal 2010 Base Salary
James W. Green	$510,000	4%
Mervat Faltas	$289,264	5%
John J. Fry	$315,764	7%
Michael L. Levitz	$288,850	9%
Donald B. Melson	$231,837	3%

Annual Incentive Programs

Our annual incentive programs (which we refer to as AIPs) are designed to reward our executive officers for achieving specified corporate and business unit financial objectives. The annual incentive programs emphasize pay for performance and are intended to align executive compensation with the achievement of specified operating results.

On September 16, 2010, the Compensation Committee granted awards under our AIP for fiscal 2011 (which we refer to as the FY11 AIP). Our fiscal 2011 AIP consisted entirely of performance-based awards. Our named executive officers each received a target award as a percentage of his or her fiscal 2011 base salary. Other than for Mrs. Faltas, the target awards for our named executive officers were unchanged from the target awards under our AIP for fiscal 2010 (which we refer to as the FY10 AIP). The FY11 AIP target awards for our named executive officers were as follows:

	FY11 AIP Target Award (% of Base Salary)	Percent Change From FY10 AIP Target Award
James W. Green	90%	0%
Mervat Faltas (1)	45%	0%
John J. Fry	50%	0%
Michael L. Levitz	45%	0%
Donald B. Melson	35%	0%

(1)	Mrs. Faltas’ FY10 AIP target award was increased to 45% of her base salary coincident with her promotion to Senior Vice President and General Manager of our OEM Medical Group in fiscal 2010. Her target award under the FY11 AIP was not changed.

The performance metrics and weightings under the FY11 AIP for our named executive officers were established as follows:

	Fiscal 2011 Analogic Non-GAAP EPS	Fiscal 2011 Analogic Revenue	Fiscal 2011 Business Unit Direct Profit	Fiscal 2011 Business Unit Revenue
Messrs. Green, Fry, Levitz and Melson	70%	30%
Mrs. Faltas	50%		25%	25%

The performance targets were set by the Compensation Committee to be aligned with our near term objectives and to be reasonably likely, but by no means certain, of being achieved. Analogic Non-GAAP EPS was calculated using the Non-GAAP adjustments as approved by the Audit Committee of the Board of Directors and applied to each quarter. Non-GAAP adjustments currently include share-based compensation expense, acquisition related gains and expenses, restructuring charges, gains on sale of investments, and taxes. The Committee retained, but did not exercise, the discretion to reject any such adjustments for the purpose of determining the payments under the FY11 AIP. Business Unit Adjusted Direct Profit was the direct profit adjusted for share-based compensation expense, intangible asset amortization expense, and intercompany management fees for Mrs. Faltas’ business unit. Business Unit Revenue was the revenue for Mrs. Faltas’ business unit. The performance measures were subject to equitable adjustment to exclude the impact of acquisitions and divestitures during fiscal 2011.

The Compensation Committee determined that no bonuses would be funded under the FY11 AIP if our actual fiscal 2011 Non-GAAP EPS was less than 50% of the target amount. The Compensation Committee retained, but did not exercise, the discretion to fund bonuses from a pool approved by the Compensation Committee if 50% of the target Non-GAAP EPS was not achieved. For our named executive officers, awards under the FY11 AIP were payable in cash, except that amounts in excess of his or her FY11 AIP target award were payable fifty percent in cash and fifty percent in restricted stock, vesting immediately.

The threshold, target, and maximum goals and the associated payout factors for each performance metric, and the actual performance and performance factors with respect to each such metric as applicable to our named executive officers under the FY11 AIP were as follows:

	Goal			Actual
	Threshold 0.25x	Target 1x	Maximum 2x	Actual Performance	Performance Factor
Analogic Non-GAAP EPS	$1.72	$2.15	$2.65	$2.25	1.2
Analogic Revenue	$418	$436	$457	$467	2.0
Business Unit Adjusted Direct Profit	49	55	60	52	0.7
Business Unit Revenue	261	278	295	293	1.9
All $ in millions except EPS

The Compensation Committee approved payments to our named executive officers pursuant to the FY11 AIP as follows:

Name	Aggregate Performance Factor	Total Payment	Amount Paid in Cash	Amount Paid in Restricted Shares	Number of Restricted Shares
James W. Green	1.44	$659,989	$559,157	$100,832	2,192
Mervat Faltas	1.24	$168,205	$151,927	$16,278	354
John J. Fry	1.44	$226,714	$192,077	$34,637	753
Michael L. Levitz	1.44	$186,581	$158,075	$28,506	619
Donald B. Melson	1.44	$116,723	$98,890	$17,833	387

The number of restricted shares was determined based on $45.98, which was the closing price of our stock on September 15, 2011, the date that the Compensation Committee approved the payments.

Long Term Incentive Programs

Our long term incentive programs (which we refer to as LTIPs) are equity-based award programs that have been the primary vehicle for offering long-term incentives to our executives. We believe that equity-based grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, the vesting feature of the equity grants furthers our goal of executive retention by providing an incentive to our executives to remain in our employ during the vesting period. All grants of equity-based awards to our executives are approved by the Compensation Committee. In determining the size of equity-based awards to our executives, the Compensation Committee considers factors such as scope of responsibility, the applicable executive’s performance, the amount of equity previously awarded to the executive, the vesting of such awards, the recommendations of our chief executive officer and data from the compensation peer group.

On September 16, 2010, the Compensation Committee granted awards under the FY11-13 LTIP. Our named executive officers were each assigned a target award, comprised entirely of performance-based RSUs, as a percentage of his or her fiscal 2011 base salary. Other than for Messrs. Levitz and Melson, the target awards for our named executive officers were unchanged from the target awards assigned under our FY10-12 LTIP. Based on his or her respective target award, each of our named executive officers was granted a target number of performance-based RSUs determined by dividing the dollar value of his or her target award by $41.96, which was the closing price of our common stock on September 16, 2010, the date the Compensation Committee approved the awards. The target number of performance-based RSUs was allocated equally between a Non-GAAP EPS component and a relative total shareholder return (which we refer to as TSR) component.

The FY11-13 LTIP target awards, and the target number of Non-GAAP EPS and TSR RSUs granted to each of our named executive officers, were as follows:

	FY11-13 LTIP Target Award (% of Base Salary)	Percent Change From FY10-12 LTIP Target Award	Target Number of Non-GAAP EPS RSUs Granted	Target Number of TSR RSUs Granted
James W. Green	150%	0%	9,116	9,116
Mervat Faltas	100%	0%	3,447	3,447
John J. Fry	110%	0%	4,138	4,138
Michael L. Levitz (1)	110%	10%	3,786	3,786
Donald B. Melson (2)	80%	(10%)	2,210	2,210

(1)	The FY11-13 LTIP target award for Mr. Levitz was increased to 110% of his base salary, as compared to 100% of his base salary under the FY10-12 LTIP.
(2)	The FY11-13 LTIP target award for Mr. Melson was decreased to 80% of his base salary, as compared to 90% of his base salary under the FY10-12 LTIP.

Performance for both the non-GAAP EPS component and the TSR component will be measured over a three year performance period beginning on August 1, 2010 and ending on July 31, 2013 (which we refer to as the FY11-13 LTIP performance period). The number of shares earned will cliff vest at the end of the FY11-13 LTIP performance period based on actual performance relative to the applicable performance criteria.

The non-GAAP EPS component will vest based on our company’s cumulative non-GAAP EPS over the FY11-13 LTIP performance period. Depending on actual performance, the potential vesting of the non-GAAP EPS component ranges from a minimum of zero to a maximum of two times the target number of Non-GAAP EPS RSUs. Non-GAAP EPS will be calculated using the Non-GAAP adjustments to our EPS as approved by the Audit Committee of the board. Non-GAAP adjustments currently include share-based compensation expense, acquisition related gains and expenses, restructuring charges, gains on sale of investments, and taxes. The Committee retains the discretion to reject any such adjustments for the purpose of determining vesting under the FY11-13 LTIP. The Non-GAAP EPS performance target was set by the Compensation Committee to be aligned with our near term objectives and to be reasonably likely, but by no means certain, of being achieved.

The TSR component will vest based on the company’s total relative shareholder return relative to the total shareholder return of the company at the 60th percentile of the Russell 2000 stock index (which we refer to as the benchmark). The Compensation Committee believes that the Russell 2000 stock index is an appropriate comparator for our total shareholder return. The target number of TSR RSUs will vest if the Company’s total shareholder return over the performance period is equal to that of the benchmark. The potential vesting of the TSR RSUs varies +/- 2% for each 1% (100 basis points) that our total shareholder return varies above or below the benchmark, between a maximum of two times the target number of TSR RSUs and a minimum of zero.

On September 15, 2011, the Compensation Committee approved vesting of performance-based restricted shares granted under our FY09-11 LTIP. The performance-based restricted shares vested based on the cumulative annual growth rate of our adjusted EPS in fiscal 2011 as compared to fiscal 2008. The adjusted EPS was our actual diluted EPS adjusted to exclude share-based compensation and restructuring expenses, gains on the sale of investments, and asset impairment charges. Depending on actual performance, the potential vesting under the FY09-11 LTIP ranged from a minimum of zero to a maximum of two times the target number of performance-based restricted shares granted under the FY09-11 LTIP. The number of shares earned cliff vested at the end of the FY09-11 LTIP performance period based on actual performance relative to the performance criterion.

The performance target for the performance-based restricted shares granted under the FY09-11 LTIP was a cumulative annual growth rate in adjusted EPS of 15.7%. Based on our actual FY11 adjusted diluted EPS of $2.26 relative to our FY07 adjusted diluted EPS of $2.01, awards under the FY09-11 LTIP vested at 25.38% of the applicable target award. On September 15, 2011, the Compensation Committee approved vesting of awards under the FY09-11 LTIP for our named executive officers as follows. Unvested shares were forfeited.

Name	Target Award (in shares)	Vesting Percentage	Shares Vested
James W. Green	3,264	25.38%	828
Mervat Faltas	861	25.38%	218
John J. Fry	1,569	25.38%	398
Donald B. Melson	959	25.38%	243

Mr. Levitz joined our company in July 2009 and did not receive an award under the FY09-11 LTIP.

Employee Benefits and Other Compensation

We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance, and a 401(k) plan with employer matching contributions. Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees.

During fiscal 2011, we provided other compensation to our executive officers in the following forms:

•

Perquisites—Per his employment agreement, Mr. Green receives an annual allowance of $20,000, paid in equal quarterly installments, for use in connection with customary perquisites, such as automobile and financial planning expenses.

•

401(k) Matching Contributions—We matched each employee contribution to the 401(k) plan up to 4% of their eligible wages under the Internal Revenue Code (which we call eligible wages). These contributions vest immediately.

•	Non-qualified Deferred Compensation Plan—We match non-qualified deferred compensation contributions to the plan up to 4% of amounts in excess of eligible wages. These contributions vest immediately.

•	Relocation costs—Under the terms of her employment agreement, we paid Mrs. Faltas for her relocation costs, grossed-up for tax purposes.

•

Retirement Plan—Mrs. Faltas participates in a retirement plan administered by our Anrad subsidiary that provides benefits to employees based on a formula recognizing length of service and final average earnings.

Severance and Change-of-Control Benefits

Pursuant to employment agreements between us and Mr. Green, Mr. Levitz, and Mr. Fry, as well as our Severance Plan for Management Employees, Key Employee Stock Bonus Plan (as amended on January 27, 1988), Key Employee Stock Bonus Plan (as amended on March 11, 2003), 2007 Restricted Stock Plan, and 2007 Stock Option Plan, our executives are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change of control of Analogic. We have provided more detailed information about these benefits with respect to our Named Executive Officers, along with estimates of their value under various circumstances, under the caption “Potential Payments Upon Termination or Change of Control” beginning on page 36 of this proxy statement.

In the case of change of control benefits, our practice has been to structure these benefits so cash benefits are paid only if the employment of the executive is terminated during a specified period after a change of control has occurred, while equity-based benefits are triggered by the occurrence of the change of control itself. We believe this structure maximizes stockholder value because it prevents an unintended windfall to executives in the event of a friendly change of control, while still providing them appropriate incentives to cooperate in negotiating any change of control after which they believe they may lose their jobs.

Stock Ownership Guidelines

In order to better align the interests of our officers with the interests of our stockholders and to promote our commitment to sound corporate governance, our Board of Directors, acting on the recommendation of our Compensation Committee, has adopted the following stock ownership guidelines for our executive officers. Our executive officers are expected to acquire a number of shares of the Company’s common stock having the value shown below.

Stock Ownership Guideline	CEO	4x annual base salary
	Executive Officers other than CEO	1x annual base salary
Attainment Period	Five (5) years from the later of: • Appointment as an executive officer; or • October 1, 2011
Stock Owned for Purposes of Ownership Guideline

•    Stock acquired on the open market;

•    Stock acquired through the exercise of options;

•    Restricted stock and restricted stock units, whether vested or unvested;

•    Stock acquired through Company benefit plans; and

•    Deferred stock units.

Administration	The Stock Ownership Guidelines will be administered by the Compensation Committee, which will evaluate compliance on an annual basis. Non-compliance arising from special circumstances, such as fluctuations in the Company’s stock price, changes in a participant’s compensation, and the personal financial situation of a participant, will be reviewed by the Compensation Committee.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1,000,000 paid to our CEO and certain other highly paid executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. Although we do not believe that the limitations of Section 162(m) have a material impact on us at the current compensation levels, we periodically review the potential consequences of Section 162(m) and generally intend to structure the equity-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation would remain tax deductible to us. However, the Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The table below summarizes the compensation information for our Chief Executive Officer and each of our other executive officers (which we refer to collectively as our Named Executive Officers) for fiscal 2011, 2010, and 2009.

Name and Principal Position	Year	Salary ($)	Stock Awards (1), (2) ($)	Option Awards (3),(4) ($)	Non-Equity Incentive Plan Compensation (5) ($)	Change in Pension Value (6) $	All Other Compensation (7) ($)	Total ($)
James W. Green	2011	508,502	877,233	—	659,989	—	69,955	2,115,679
President and Chief Executive Officer	2010	490,522	924,924	—	591,570	—	60,207	2,067,223
	2009	487,224	408,392	195,870	—	—	52,367	1,143,853

Mervat Faltas	2011	289,264	331,705	—	168,205	46,426	22,000	857,600
Senior Vice President and General Manager, OEM Medical Group (8)

John J. Fry	2011	314,175	398,200	—	226,714	—	10,277	949,366
Senior Vice President, General Counsel, and Corporation Secretary	2010	295,022	407,956	—	197,665	—	20,603	921,246
	2009	294,070	196,313	94,164	—	—	40,678	625,225

Michael L. Levitz	2011	287,016	364,327	—	186,581	—	17,810	855,734
Senior Vice President, Chief Financial Officer, and Treasurer	2010	265,000	333,136	—	159,795	—	10,549	768,480
	2009	15,288	245,874	118,512	—	—	—	379,674

Donald B. Melson	2011	231,351	212,668	—	116,723	—	13,222	573,964
Vice President—Corporate Controller	2010	225,522	255,152	—	105,770	—	9,032	595,476
	2009	223,378	119,990	57,555	—	—	8,725	409,648

(1)	These amounts represent the aggregate grant date fair value of time and performance-based restricted stock and restricted stock unit awards granted in fiscal 2011, 2010, and 2009. The fair values were computed in accordance with accounting principles generally accepted in the United States of America. For a detailed description of the assumptions used for purposes of determining grant date fair value, see note 3 to our Consolidated Financial Statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Share-Based Compensation,” included in our Form 10-K for the fiscal year ended July 31, 2011.
(2)	These amounts include performance based restricted stock and restricted stock unit awards, which were valued at the targeted payout amount in this table. The payout amount for the performance contingent stock awards can range from 0 to 2x of the target award. If the 2x is achieved for the awards in each year, the payouts would be as follows for each Executive Officer: Mr. Green—$1,261,813, $1,348,137, and $612,588 in fiscal 2011, 2010, and 2009, respectively; Mr. Levitz—$523,187 and $447,101 in fiscal 2011 and 2010, respectively; Mr. Fry—$571,830, $594,654, and $294,470 in fiscal 2011, 2010, and 2009, respectively; Mr. Melson—$305,400, $371,928, and $179,985 in fiscal 2011, 2010, and 2009, respectively; Mrs. Faltas—$476,341 in fiscal 2011. The actual number of shares earned of the 2009 performance-based restricted stock awards were as follows: Mr. Green—828 shares earned from a target award of 3,264 shares; Mr. Fry—398 shares earned from a target award of 1,569 shares; and Mr. Melson—243 shares earned from a target award of 959 shares.
(3)

These amounts represent the aggregate grant date fair value of stock option awards granted in fiscal 2011, fiscal 2010 and fiscal 2009. The fair values were computed in accordance with accounting principles generally accepted in the United States of America. For a detailed description of the assumptions used for purposes of determining grant date fair value, see note 3 to our Consolidated Financial Statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Share-Based Compensation” included in our Form 10-K for the fiscal year ended July 31, 2011.
(4)	No stock options were granted in fiscal 2010 and 2011 to the Named Executive Officers. In fiscal 2009, stock options were granted as follows to the Named Executive Officers: Mr. Green—9,791; Mr. Levitz—10,000; Mr. Fry—4,707; and Mr. Melson—2,877.
(5)	This column represents incentive compensation earned for fiscal 2011, 2010, and 2009 under our performance-based annual incentive programs; the FY11 AIP is described on page 26 of this proxy statement. The amounts paid in fiscal 2011 and 2010 were paid in cash, except for the amounts in excess of the target award, which were paid 50% in cash and 50% in restricted stock that vested immediately. The value of stock in fiscal 2011 issued to Mr. Green, Mr. Levitz, Mr. Fry, Mr. Melson, and Mrs. Faltas was $100,832 , $28,506, $34,637, $17,833, and $16,278, respectively. The value of stock issued in fiscal 2010 to Mr. Green, Mr. Levitz, Mr. Fry, and Mr. Melson was $75,050, $20,273, $25,077, and $13,419, respectively.
(6)	This column represents the sum of the change in pension value for Mrs. Faltas under the Anrad Retirement Plan (the “Anrad Plan”). The Anrad Plan provides benefits to employees based on a formula recognizing length of service and final average earnings. The measurement date used for the plan is July 31.
(7)	Please see the All Other Compensation table below.
(8)	Mrs. Faltas began serving as an executive officer in fiscal 2011.

All Other Compensation from Summary Compensation Table

The following table summarizes the information included in the All Other Compensation column in the Summary Compensation Table.

Name	Year	Perquisites (1) ($)	Relocation Costs (2) ($)	Tax Gross Ups (3) ($)	Employer Matching Contributions for 401(k) and Non-Qualified Deferred Compensation Plans ($)	Total ($)
James W. Green	2011 2010 2009	20,000 20,000 20,000	— 8,481 —	— 3,946 —	49,955 27,780 32,367	69,955 60,207 52,367

Mervat Faltas	2011	—	15,015	6,985	—	22,000

John J. Fry	2011 2010 2009	— — —	— 7,373 27,499	— 3,430 6,371	10,277 9,800 6,808	10,277 20,603 40,678

Michael L. Levitz	2011 2010 2009	— — —	— — —	— — —	17,810 10,549 —	17,810 10,549 —

Donald B. Melson	2011 2010 2009	— — —	— — —	— — —	13,222 9,032 8,725	13,222 9,032 8,725

(1)	Per his employment agreement, Mr. Green receives an annual allowance of $20,000, paid quarterly, for use in connection with customary perquisites, such as automobile and financial planning expenses.
(2)	This column represents the actual relocation costs for Mr. Green and for Mr. Fry pursuant to their employment agreements. We do not expect Mr. Green or Mr. Fry to incur additional relocation costs beyond those reimbursed in fiscal 2010.
(3)	This column represents the actual tax gross-ups for Mr. Green’s, Mrs. Faltas’ and Mr. Fry’s relocation costs.

Grants of Plan-Based Awards

The following table shows all awards granted to each of the Named Executive Officers during fiscal 2011.

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James W. Green		34,425	459,000	918,000
	9/16/10				1	18,232	36,464	877,233

Mervat Faltas		8,136	130,169	360,338
	9/16/10				1	6,894	13,788	331,705

John J. Fry		11,838	157,837	315,674
	9/16/10				1	8,276	16,552	398,200

Michael L. Levitz		9,749	129,983	259,966
	9/16/10				1	7,572	15,144	364,327

Donald B. Melson		6,086	81,143	162,286
	9/16/10				1	4,420	8,840	212,668

(1)	These columns represent potential payouts under the FY 11 AIP. The actual amounts earned were $659,989, $186,581, $226,714, $116,723, and $168,205 for Mr. Green, Mr. Levitz, Mr. Fry, Mr. Melson, and Mrs. Faltas, respectively, of which $559,157, $158,075 , $ 192,077, $98,890, and $151,927, respectively, was paid in cash and the remainder paid through the issuance of restricted shares that were immediately vested.
(2)	Performance based restricted stock units were granted from the 2009 Stock Incentive Plan for the grants on September 16, 2010. These shares and units cliff-vest on July 31, 2013. For the vesting provisions, see page 28 of this proxy statement. The grant date fair value of the equity incentive plan awards was based on the target number of shares that might be earned and was calculated in accordance with accounting principles generally accepted in the United States of America. Additional information can be found in Note 3 to the consolidated financial statements in our Annual Report on Form 10-K for fiscal 2011.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning stock options, stock, and stock unit awards held by the Named Executive Officers as of July 31, 2011. The market and payout values for unvested stock awards are calculated based on a market value of $53.79 per share (the closing market price of our common stock on July 31, 2011) multiplied by the number of shares subject to the award. All stock options shown in this table have a seven-year term.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (8)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (9)
James W. Green	26,250	8,750	(1)	—	64.70	5/21/2014				18,232	980,699
										21,137	1,136,959
										3,264	175,571
	9,791	—		—	62.72	9/23/2015	2,500	(4)	134,475

Mervat Faltas	2,582	—		—	62.72	9/23/2015				6,894	370,828
	3,000	—		—	48.54	9/20/2012				5,908	317,791
										861	46,313

John J. Fry	4,707	—		—	62.72	9/23/2015	1,000	(5)	53,790	8,276	445,166
										9,323	501,484
										1,569	84,397

Michael L. Levitz	2,500	7,500	(2)	—	35.61	7/17/2016	2,289	(6)	123,125	7,572	407,298
										7,613	409,503

Donald B. Melson	3,375	1,125	(3)	—	58.41	9/20/2013	2,250	(7)	121,028	4,420	237,752
										5,831	316,649
										959	51,585
	2,877	—		—	62.72	9/23/2015

(1)	100% of these options will vest on May 21 of 2012.
(2)	33% of these options will vest on each July 17 of 2012, 2013, and 2014.
(3)	100% of these options will vest on each September 20 of 2011.
(4)	Restrictions on shares will lapse as follows: 2,500 on May 21 of 2012.
(5)	Restrictions on shares will lapse as follows: 500 on December 4 of each of 2011 and 2012.
(6)	Restrictions will lapse on these shares on July 17 of 2012.
(7)	Restrictions on shares will lapse as follows: 1,125 on September 20 of each of 2011 and 2012.
(8)	This is the target number of performance based restricted stock shares that can be earned under the FY09-11, FY10-12, and FY11-13 LTIPs. The performance period for the FY09-11 LTIP ended on July 31, 2011, however, the restrictions on the shares did not lapse until September 15, 2011. Only 25.38% of the target awards were earned under the FY09-11 LTIP.
(9)	This value was calculated using the target number of performance based restricted stock shares that can be earned under the FY09-11, FY10-12, and FY11-13.

Option Exercises and Stock Vested

The following table provides information regarding options and stock and stock unit awards exercised and vested, respectively, for the Named Executive Officers during fiscal 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
James W. Green	—	—	8,380	421,816
Mervat Faltas	—	—	1,681	81,597
John J. Fry	—	—	3,064	151,282
Michael L. Levitz	—	—	2,772	145,040
Donald B. Melson	—	—	2,646	123,967

(1)	Represents the fair market value of the common stock on the applicable vesting date, multiplied by the number of shares of restricted stock that vested on that date. This includes the actual number of shares released on September 15, 2011, which were 25.38% of the target awards under the FY09-11 LTIP, the performance period of which ended on July 31, 2011. The number of shares earned under the FY09-11 LTIP by Mr. Green, Mr. Fry, Mr. Melson, and Mrs. Faltas were 828, 398, 243, and 218, respectively. This also includes the actual number of shares released on September 15, 2011 for the FY 11 AIP, which were 2,192, 619,753, 387, and 354 for Mr. Green, Mr. Levitz, Mr. Fry, Mr. Melson, and Mrs. Faltas, respectively.

Fiscal 2011 Pension Benefits

The Anrad Plan provides benefits to employees based on a formula recognizing length of service and final average earnings. The measurement date used for the plan is July 31. The increases in the pension value is based on increases in her service, age, and compensation, as well as changes in actuarial pension assumptions. The amount reported in the table below equals the present value of the accumulated benefit at July 31, 2011 for Mrs. Faltas under the Anrad Plan.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mervat Faltas	Anrad Plan	6	162,159	—

Potential Payments Upon Termination or Change of Control

On May 1, 2007, we entered into an employment agreement with Mr. Green. The employment agreement provides that if we terminate Mr. Green’s employment other than for cause and unrelated to a change in control, Mr. Green will be eligible to receive twelve months salary continuation plus a lump sum bonus equal to his target bonus.

Mr. Green’s agreement also entitles him to the following change in control benefits in the event his employment is terminated without cause within twenty-four months following a change in control:

•	Two times base salary plus the greater of the target or the three year average bonus;

•	Pro-rata bonus, equal to the greater of target or actual to the extent determinable, for the year of termination;

•	Benefits continuation for twenty-four months; and

•

If excise taxes are imposed, he will be eligible for a tax gross up only if the benefits exceed the safe harbor by the greater of $50,000 or 10%; otherwise, his benefits will be reduced only if this results in a better after-tax position for Mr. Green.

On October 29, 2008, we entered into an employment agreement with Mr. Fry. The employment agreement provides that if we terminate Mr. Fry’s employment other than for cause, or if he terminates his employment for good reason, other than in the twenty-four months following a change in control, he will be eligible to receive: base salary continuation for twelve months following the date of termination; a lump payment equal to the greater of his target bonus or his actual bonus, to the extent determinable, for the year of termination; and outplacement assistance.

Mr. Fry’s agreement also entitles him to the following change in control benefits in the event his employment is terminated without cause, or if he terminates his employment for “good reason”, within twenty-four months following a change in control:

•	One times base salary plus the greater of the target or the three year average bonus;

•	Pro-rata bonus, equal to the greater of target or actual to the extent determinable, based on the number of whole months worked in the year of termination;

•	Health and welfare benefit continuation for twelve months;

•	Acceleration of unvested equity awards; and

•

If excise taxes are imposed, he will be eligible for a tax gross up only if the benefits exceed the safe harbor by the greater of $50,000 or 10%; otherwise, his benefits will be reduced only if this results in a better after-tax position for Mr. Fry.

On June 8, 2009, we entered into an employment agreement with Mr. Levitz. The employment agreement provides that if we terminate Mr. Levitz’ employment other than for cause, death, disability, and other than after a change in control, we shall pay him: a sum equal to his annual base salary according to the company’s then-current payroll practices; and continuation of health and dental insurance for twelve months.

Mr. Levitz’ agreement also entitles him to the following change in control benefits in the event his employment is terminated by us without cause and not for death or disability within twenty-four months following a change of control:

•	Salary continuation and continued health and dental insurance coverage as described in the preceding paragraph;

•	Target bonus under the Incentive Plan for the year in which termination occurs, payable at the time of termination; and

•

If excise taxes are imposed, he will be eligible for a tax gross up only if the benefits exceed the safe harbor by the greater of $50,000 or 10%; otherwise, his benefits will be reduced only if this results in a better after-tax position for Mr. Levitz.

Further, we have two severance plans, one of which is for management and the other for non-management employees. The plan for management employees covers designated corporate officers, and other designated officers, including all of our Named Executive Officers. Messrs Green, Levitz, and Fry each have an employment agreement which includes severance provisions that supersede the provisions of the severance plan. Those severance provisions are discussed beginning on page 27 of this proxy statement. Participants in the management plan are entitled to receive severance benefits as follows:

•

For management employees reporting directly to the President and CEO, the employee receives a severance benefit of compensation and health and life insurance coverage equal to two weeks for each complete year of service, which may not be less than six months nor more than one year.

•

For all other management employees, the employee receives a severance benefit of compensation and health and life insurance coverage equal to two weeks for each complete year of service, which may not be less than two weeks nor more than one year.

A participant in the management plan becomes entitled to receive the benefits described above only if he or she timely signs and returns to us a severance agreement in a form provided by us, in our sole discretion, by which he or she agrees to waive and release us from all legal claims he or she may have against us in exchange for payment of such severance benefits. The management employee will not be eligible to receive such severance benefits if we become aware, before expiration of the period over which such severance benefits are paid, of circumstances that would have caused his or her termination for cause, or the management employee has previously entered into an employment agreement with us which provides for payment, or non-payment, of such severance benefits or payments upon termination of employment. According to its terms, the management plan does not operate to affect or modify the terms of a participant’s employment in any way.

Additionally, while not part of the management severance plan, we have a practice of providing all employees eligible for benefits under the plan who are age forty or over with four weeks of additional severance benefits in addition to what they receive under the plan. In the event of involuntary termination without cause, vesting of time-based equity awards is determined as a function of the recipient’s service time relative to the vesting period of the particular award.

On March 3, 2008, the Compensation Committee approved accelerated vesting upon involuntary termination without cause for the following:

•

all outstanding time-based stock options at that time under the June 11, 1993 Plan (as amended on October 12, 2000) and the June 11, 1998 Plan (as amended on October 12, 2000 and November 16, 2001) that would vest within the subsequent twelve months from the date of termination.

•

all unvested time-based restricted stock at that time under the Key Employee Stock Bonus Plan (as amended on January 27, 1988) and the Key Employee Stock Bonus Plan (as amended on March 11, 2003) that would vest within the subsequent twelve months from the date of termination.

The vesting for performance awards under the FY09-11, FY10-12 and FY11-13 LTIPs are as follows:

•

FY09-11 LTIP—These EPS target awards were granted under the 2007 Restricted Stock Plan. Upon an involuntary termination not for cause, a number of shares which can be earned shall be a prorated portion of the target number of shares, determined by multiplying the target number of shares by a fraction, the numerator of which shall be the sum of the number of full calendar months during the performance period during which the participant remained in our employ and the number of full months of severance the employee is entitled to and the denominator of which shall be 36. The prorated number of shares actually earned, if any, shall be determined at the end of the performance period based on the achievement of the performance criteria.

•

FY10-12 and FY11-13 LTIPs —These EPS and TSR target awards were granted under the 2007 Restricted Stock Plan and 2009 Stock Incentive Plan. Upon an involuntary termination not for cause, a number of shares which can be earned shall be a prorated portion of the target number of shares, determined by multiplying the target number of shares by a fraction, the numerator of which shall be the sum of the number of full calendar months during the performance period during which the participant remained in our employ and the denominator of which shall be 36. The prorated number of shares actually earned, if any, shall be determined at the end of the performance period based on the achievement of the performance criteria.

Under our FY11 AIP, in which all of our named executive officers participate in, participants involuntarily terminated without cause are entitled to the payment of the actual bonus they would have earned had they been employed still on February 1st, prorated for the service they provided during the fiscal year. We reserve the right to adjust FY11 AIP awards up or down at our discretion based on exceptional circumstances.

Lastly, upon a qualifying change in control, restrictions will lapse on any time-based restricted stock granted under our Key Employee Stock Bonus Plan (as amended on January 27, 1988), Key Employee Stock Bonus Plan (as amended on March 11, 2003), the 2007 Restricted Stock Plan, and the 2009 Stock Incentive Plan. Upon a qualifying change in control, restrictions will lapse on performance-based restricted stock granted under both the 2007 Restricted Stock Plan and 2009 Stock Incentive Plan for the awards made under the FY09-11, FY10-12, and FY11-13 LTIPs as follows:

•	Awards with an EPS target will vest as to the target number of shares.

•	Awards with a TSR target will vest based on the actual price of our common stock prior to the change in control relative to the peer group.

Further, all unvested stock options granted under our 2007 Stock Option Plan and 2009 Stock Incentive Plan will become immediately vested and exercisable upon a qualifying change in control. On March 3, 2008, the Compensation Committee approved that all unvested stock options under the June 11, 1993 Plan (as amended on October 12, 2000) and the June 11, 1998 Plan (as amended on October 12, 2000 and November 16, 2001) become immediately vested and exercisable upon a qualifying change in control.

The tables below reflect the compensation and benefits due to each Named Executive Officer, upon an involuntary termination other than for cause, and a termination following a change of control without cause or by the executive officer for good reason. The amounts shown assume that each termination of employment was effective as of July 31, 2011. The value of accelerated stock options was calculated by multiplying the number of accelerated options by the difference between the exercise price and the closing stock price of our common stock as of July 31, 2011, which was $53.79. The value of accelerated restricted stock was calculated by multiplying the number of accelerated shares by the closing price of our common stock as of July 31, 2011. The amounts shown in the table are estimates of the amounts which would be paid upon termination of employment. The actual amounts to be paid can only be determined at the time of the termination of employment.

James W. Green

Element	Involuntary Termination without Cause ($)		Termination Without Cause or With Good Reason Following a Change in Control ($)
Incremental Benefits Pursuant to Termination Event
Cash Severance
Base salary	510,000		1,020,000
Annual Incentive Program Bonus	659,989		1,125,406
Benefits and perquisites
Health and Welfare Benefit Continuation	—		29,854
Excise-Tax Gross Up	—		1,225,470
Long-term Incentives
Value of Accelerated Restricted Stock	1,196,648	(1)	1,824,445	(2)

Total Value: Incremental Benefits	2,366,637		5,225,175

(1)	Assumes achievement of applicable targets with respect to performance-contingent restricted stock and restricted stock units for the FY10-12 and FY11-13 LTIPs and the acceleration of 20,169 shares.
(2)	Assumes achievement of applicable targets with respect to performance-contingent restricted stock grants that do not have TSR targets and the acceleration of 22,948 shares. For performance-contingent restricted stock grants with TSR target, the Company assumed the acceleration of 12% of the target awards under the FY10-12 LTIP and 79% under the FY11-13 LTIP based on our TSR at July 31, 2011 compared each LTIPs defined peer group.

Mervat Faltas

Element	Involuntary Termination without Cause ($)		Termination Without Cause or With Good Reason Following a Change in Control ($)
Incremental Benefits Pursuant to Termination Event
Cash Severance
Base salary	174,593		174,593
Annual Incentive Program Bonus	168,205		168,205
Benefits and perquisites
Pension	229,374		229,374
Health and Welfare Benefit Continuation	4,186		4,186
Long-term Incentives
Value of Accelerated Restricted Stock	347,197	(1)	559,615	(2)

Total Value: Incremental Benefits	923,555		1,135,973

(1)	Assumes achievement of applicable targets with respect to performance-contingent restricted stock and restricted stock units for the FY10-12 and FY11-13 LTIPs and the acceleration of 6,237 shares.
(2)	Assumes achievement of applicable targets with respect to performance-contingent restricted stock grants that do not have TSR targets and the acceleration of 7,262 shares. For performance-contingent restricted stock grants with TSR target, the Company assumed the acceleration of 12% of the target awards under the FY10-12 LTIP and 79% under the FY11-13 LTIP based on our TSR at July 31, 2011 compared each LTIPs defined peer group.

John J. Fry

Element	Involuntary Termination without Cause ($)		Termination Without Cause or With Good Reason Following a Change in Control ($)
Incremental Benefits Pursuant to Termination Event
Cash Severance
Base salary	315,764		315,764
Annual Incentive Program Bonus	226,714		384,551
Benefits and perquisites
Health and Welfare Benefit Continuation	—		14,927
Outplacement Services	25,000		—
Long-term Incentives
Value of Accelerated Restricted Stock	531,015	(1)	817,465	(2)

Total Value: Incremental Benefits	1,098,493		1,532,707

(1)	Assumes achievement of applicable targets with respect to performance-contingent restricted stock and restricted stock units for the FY10-12 and FY11-13 LTIPs and the acceleration of 8,974 shares.
(2)	Assumes achievement of applicable targets with respect to performance-contingent restricted stock grants that do not have TSR targets and the acceleration of 10,369 shares. For performance-contingent restricted stock grants with TSR target, the Company assumed the acceleration of 12% of the target awards under the FY10-12 LTIP and 79% under the FY11-13 LTIP based on our TSR at July 31, 2011 compared each LTIPs defined peer group.

Michael L. Levitz

Element	Involuntary Termination without Cause ($)		Termination Without Cause or With Good Reason Following a Change in Control ($)
Incremental Benefits Pursuant to Termination Event
Cash Severance
Base salary	288,850		288,850
Annual Incentive Program Bonus	186,581		186,581
Benefits and perquisites
Health and Welfare Benefit Continuation	13,684		13,684
Excise-Tax Gross Up	—		506,106
Long-term Incentives
Value of Accelerated Restricted Stock	408,768	(1)	716,955	(2)
In-the-Money Value of Accelerated Stock Options	—		136,350

Total Value: Incremental Benefits	897,883		1,848,526

(1)	Assumes achievement of applicable targets with respect to performance-contingent restricted stock and restricted stock units for the FY10-12 and FY11-13 LTIPs and the acceleration of 7,599 shares.

(2)	Assumes achievement of applicable targets with respect to performance-contingent restricted stock grants that do not have TSR targets and the acceleration of 7,592 shares. For performance-contingent restricted stock grants with TSR target, the Company assumed the acceleration of 12% of the target awards under the FY10-12 LTIP and 79% under the FY11-13 LTIP based on our TSR at July 31, 2011 compared each LTIPs defined peer group.

Donald B. Melson

Element	Involuntary Termination without Cause ($)		Termination Without Cause or With Good Reason Following a Change in Control ($)
Incremental Benefits Pursuant to Termination Event
Cash Severance
Base salary	57,959		57,959
Annual Incentive Program Bonus	116,723		116,723
Benefits and perquisites
Health and Welfare Benefit Continuation	3,421		3,421
Long-term Incentives
Value of Accelerated Restricted Stock	361,935	(1)	563,277	(2)

Total Value: Incremental Benefits	540,038		741,380

(1)	Assumes achievement of applicable targets with respect to performance-contingent restricted stock and restricted stock units for the FY10-12 and FY11-13 LTIPs and the acceleration of 5,604 shares.
(2)	Assumes achievement of applicable targets with respect to performance-contingent restricted stock grants that do not have TSR targets and the acceleration of 6,085 shares. For performance-contingent restricted stock grants with TSR target, the Company assumed the acceleration of 12% of the target awards under the FY10-12 LTIP and 79% under the FY11-13 LTIP based on our TSR at July 31, 2011 compared each LTIPs defined peer group.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership of our equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Our directors, executive officers, and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of such filings by our directors, executive officers, and 10% stockholders, or written representative of certain of such persons, we believe that all filings required to be made by those persons during fiscal 2011 were timely made, except as follows, with the number of late reports and the number of transactions not reported on a timely basis as shown: Mr. Wilson- 1;1.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee during fiscal 2011 were Mr. Black, Mr. Melia, Dr. Parks (Chair), and Dr. Wilson. None of our executive officers has served as a director or member of the Compensation Committee of any other company whose executive officers, or any of them, serve as a member of our board or Compensation Committee.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER

EQUITY COMPENSATION PLANS

The following table provides information about the shares of common stock authorized for issuance under our equity compensation plans as of July 31, 2011:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	274,522	$55.18	790,739	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	274,522	$55.18	790,739	(1)

(1)	Includes 437,117 shares issuable under our Employee Stock Purchase Plan in connection with current and future offering periods under that plan.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE Mr. Jeffrey P. Black Mr. Kevin C. Melia Dr. Fred B. Parks, Chairman Dr. Gerald L. Wilson

AUDIT COMMITTEE REPORT

The Audit Committee of our board is comprised of five members, each of whom qualifies as an “independent” director under current NASDAQ listing standards. The Audit Committee operates under a written charter adopted by the board.

The Audit Committee reviewed our audited financial statements for fiscal 2011, and discussed these financial statements with our management. Management is responsible for our internal controls and the financial reporting process. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of our financial statements in accordance with generally accepted accounting standards and for issuing a report on those financial statements. As appropriate, the Audit Committee reviews and evaluates, and discusses with our management, internal accounting, financial and auditing personnel, and the independent auditors, the following:

•	the plan for, and the independent registered public accounting firm’s report on, the audit of our financial statements;

•	our financial disclosure documents, including all financial statements and reports filed with the SEC or sent to stockholders;

•	management’s selection, application, and disclosure of critical accounting policies;

•	changes in our accounting practices, principles, controls, or methodologies;

•	significant developments or changes in accounting rules applicable to Analogic; and

•	the adequacy of our internal controls and accounting, financial, and auditing personnel.

Management represented to the Audit Committee that our financial statements had been prepared in accordance with generally accepted accounting principles.

The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), with PricewaterhouseCoopers LLP.

Our independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence, and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent registered public accounting firm the matters disclosed in this letter and its independence from us. The Audit Committee also considered whether the independent registered public accounting firm’s provision of the other, non-audit-related services to us is compatible with maintaining such registered public accounting firm’s independence.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to our board that the audited financial statements be included in our Annual Report on Form 10-K for fiscal 2011.

AUDIT COMMITTEE Mr. Bernard C. Bailey Mr. Jeffrey P. Black Mr. James J. Judge, Chair Mr. Kevin C. Melia Mr. Edward F. Voboril

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

General

Our Audit Committee has appointed PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm to audit our financial statements for fiscal 2012. PwC has served as our independent registered public accounting firm since 1991. Representatives of PwC are expected to be present at the 2012 annual meeting, will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders. Although stockholders ratification of the Audit Committee’s selection of PwC is not required by law or our organizational documents, the board believes that it is advisable to give stockholders an opportunity to ratify this selection. If the stockholders do not ratify the appointment of PwC, the selection of the independent registered public accounting firm may be reconsidered by the Audit Committee. However, even if the appointment of PwC is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in our stockholders’ best interests.

Our board recommends a vote FOR ratification of the appointment of PwC as our independent registered public accounting firm for fiscal 2012.

Independent Registered Public Accounting Firm’s Fees

The following table summarizes the fees billed to us by our independent registered public accounting firm:

	Fiscal 2011	Fiscal 2010
	(In Thousands)	(In Thousands)
Audit Fees (a)	$1,482	$1,264
Audit-Related Fees (b)	24	19
Tax Fees (c)	94	55
All Other Fees (d)	4	3

	$1,604	$1,341

(a)	Fees for audit services billed related to fiscal 2011 consisted substantially of the following:

•	Audit of our July 31, 2011 annual financial statements

•	Reviews of our quarterly financial statements in fiscal 2011

•	Internal control attestation procedures as required by SEC rules

Fees for audit services billed related to fiscal 2010 consisted substantially of the following:

•	Audit of our July 31, 2010 annual financial statements

•	Reviews of our quarterly financial statements in fiscal 2010

•	Internal control attestation procedures as required by SEC rules

(b)	Fees for audit-related services billed related to fiscal 2011 and fiscal 2010 consisted of the following:

•	Pension plan audits

(c)	Fees for tax services billed related to fiscal 2011 and fiscal 2010 consisted substantially of the following:

•	U.S. and foreign tax compliance

•	Tax planning and advice services relating to international restructuring plan

(d)	All other fees related to fiscal 2011 and fiscal 2010 consisted primarily of licenses to a web-based accounting research tool and an automated accounting disclosure checklist.

The fees related to the services above were approved by the Audit Committee.

The Audit Committee has adopted a policy in its charter to pre-approve all services (audit and non-audit) to be provided to us by our independent registered public accounting firm, except that de minimis non-audit services may be approved in accordance with applicable SEC rules, including paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X. In considering the nature of the services provided by the independent registered public accounting firm, during fiscal 2011 and fiscal 2010 the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with our management and the independent registered public accounting firm to determine that they were permitted under the rules and regulations concerning auditor independence promulgated by the SEC and the American Institute of Certified Public Accountants. None of the services above were approved by the Audit Committee pursuant to the exception set forth in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act. Section 14A of the Exchange Act also requires that stockholders have the opportunity to cast an advisory vote with respect to whether future executive compensation advisory votes will be held every one, two or three years, which is the subject of Proposal No. 4.

Our executive compensation programs are designed to attract, motivate, and retain our executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of our near-term and longer-term financial and strategic goals and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our stockholders.

The Executive Compensation and Director Compensation sections of this proxy statement beginning on pages 23 and 14, respectively, including “Compensation Discussion and Analysis,” beginning on page 23 describes in detail our executive compensation programs and the decisions made by our compensation committee and our board of directors with respect to the fiscal year ended July 31, 2011.

As discussed in these disclosures, we believe that our compensation program provides a competitive overall compensation that is designed to attract and retain top performers. To achieve this goal, our compensation program is structured to:

•	provide total compensation and compensation elements that are competitive with those companies that are competing for available employees;

•	hold our executive officers accountable for results over the long term and maintain integrity in all of the business dealings of our executive officers;

•	align the interest of our executives with our stockholders;

•	reward exceptional performance by individual employees;

•

provide a mix of compensation that offers (i) a meaningful base compensation, with a potential to earn additional amounts based on achievement of defined corporate goals, which are generally expected to be achieved within 12 months, and (ii) the opportunity to share in the long-term growth of our company through equity compensation; and

•	establish a clear connection between rewards and performance.

Our board believes this link between compensation and the achievement of our near- and long-term business goals has helped drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.

Our board is asking stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding. Neither the outcome of this advisory vote nor of the advisory vote included in Proposal No. 4 overrules any decision by us or our board of directors (or any committee thereof), creates or implies any change to our fiduciary duties or the fiduciary duties of our board of directors (or any committee thereof), or creates or implies any additional fiduciary duties for us or our board (or any committee thereof). However, our compensation committee and board of directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Our board of directors recommends that stockholders vote to approve the compensation of our named executive officers by voting “FOR” Proposal No. 3.

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF FUTURE EXECUTIVE

COMPENSATION ADVISORY VOTES

In Proposal No. 3, we are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers. In this Proposal No. 4, we are asking our stockholders to cast a non-binding advisory vote regarding the frequency of future executive compensation advisory votes. Stockholders may vote for a frequency of every one, two, or three years, or may abstain.

The Board of Directors will take into consideration the outcome of this vote in making a determination about the frequency of future executive compensation advisory votes. However, because this vote is advisory and non-binding, the Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold the advisory vote to approve executive compensation more or less frequently.

The Board of Directors believes that an executive compensation advisory vote should be held every year, and therefore our Board of Directors recommends that you vote for a frequency of every ONE YEAR for future executive compensation advisory votes.

The Board of Directors believes that an annual executive compensation advisory vote will facilitate more direct stockholder input about executive compensation. An annual executive compensation advisory vote is consistent with our policy of reviewing our compensation program annually, as well as being accountable to our stockholders on corporate governance and executive compensation matters. We believe an annual vote would be the best governance practice for our Company at this time.

Therefore, the Board of Directors believes that holding the executive compensation advisory vote every year is in the best interests of the Company and its stockholders and recommends voting for a frequency of every “ONE YEAR.”

PROPOSAL 5

PROPOSAL TO APPROVE THE AMENDED AND RESTATED ANALOGIC 2009 STOCK INCENTIVE PLAN

Equity awards are the principal vehicle used by Analogic for the payment of long-term compensation, to provide a stock-based incentive to improve our financial performance and to assist in the recruitment, retention, and motivation of professional, managerial, and other personnel. Under the 2009 Stock Incentive Plan (which we refer to as the Original 2009 Plan), we are currently authorized to issue a total of 1,600,000 shares of common stock (subject to adjustment in the event of stock splits and other similar events). On November 4, 2011, our board adopted, subject to stockholder approval, an amendment to and restatement of the Original 2009 Plan (such amendment and restatement is referred to as the 2009 Plan), to, among other things: (i) increase the number of shares of common stock reserved for issuance from 1,600,000 to 2,200,000, (ii) make directors eligible to participate in the 2009 Plan and (iii) add provisions related to compliance with Section 409A of the Internal Revenue Code of 1986, as amended, which we refer to as the Code.

As of October 31, 2011, the number of shares available for grant under the Original 2009 Plan was 744,313, assuming that performance-based awards are earned at target, or 68,465, assuming that performance-based awards are earned at maximum. As of October 31, 2011, the number of performance-based shares and/or RSUs awarded under all our plans was 407,137, assuming performance-based awards are earned at target, or 814,274, assuming performance-based awards are earned at maximum. In determining the number of shares and/or RSUs available for future awards under the Original 2009 Plan, our practice has been to assume that performance-based awards will be earned at maximum performance, without reference to the likelihood of such maximum performance. Actual performance levels will be determined at the end of the applicable performance periods and those portions of awards attributable to above-target performance, if any, for all existing performance-based awards will be made from shares available under the 2009 Plan. The number of outstanding time-based restricted awards as of October 31, 2011 under all our plans was 103,475. Also as of October 31, 2011, there were 89,512 shares available for grant under the Analogic Corporation Non-Employee Director Stock Plan.

As of October 31, 2011, the aggregate number of shares underlying options outstanding under the Original 2009 Plan, the 2007 Stock Option Plan, the Key Employee Stock Bonus Plan, as amended, the Key Employee Incentive Stock Option Plan, as amended, and the 1997 Non-Qualified Stock Option Plan for Non-Employee Directors (which we refer to as the 1997 Plan), was 380,324, with a weighted average exercise price of $52.72 and weighted average remaining term of 5.18 years.

If this proposal is approved, no additional grants will be made under the 1997 Plan.

If this proposal is approved, stock option awards to directors that were previously made under the 1997 Plan will be made under our 2009 Plan going forward. As such, upon the adoption of the 2009 Plan by our stockholders, all awards under our 1997 Plan then outstanding will remain in effect, but no additional grants may be made under the 1997 Plan. While the board currently intends to continue to grant stock options under the 2009 Plan to directors on substantially the same terms set forth in the 1997 Plan, it determined to include directors in the 2009 Plan in order to have increased flexibility with respect to the types of awards that may be granted to directors in the future and to simplify and consolidate the manner in which awards are granted to our employees, officers and directors.

Accordingly, the board believes adoption of the 2009 Plan is in our best interests and the best interests of our stockholders and recommends a vote FOR the approval of the 2009 Plan and the reservation of an additional 600,000 shares of common stock for issuance thereunder.

Description of the 2009 Plan

The following is a brief summary of the 2009 Plan, a copy of which is attached as Appendix A to this proxy statement; however, this summary is not complete and therefore you should not rely solely on it for a detailed description of every aspect of the 2009 Plan.

Types of Awards

The 2009 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards as described below, which we refer to collectively as Awards.

Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price less than 100% of the fair market value of our common stock on the date of grant, or, if the board approves the grant of an option effective as of a future date, such future date. Options may not be granted for a term in excess of ten years and options that vest solely based on the passage of time may not vest earlier than the first anniversary of their date of grant. Notwithstanding the foregoing, the board, either at the time an option is granted or at any time thereafter, may allow an option to accelerate and become vested, in whole or in part, prior to the first anniversary of its date of grant, in the event of a Change in Control Event (as defined in the 2009 Plan), the death or disability of the participant, or the termination of the participant’s employment by or service to us under circumstances specified in the applicable option agreement. Subject to the discretion of the board and except as otherwise provided by the applicable option agreement, the 2009 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash or check, (ii) delivery to us of either: (A) an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to us sufficient funds to pay the exercise price and any required tax withholding or (B) a copy of irrevocable and unconditional instructions by the participant to a creditworthy broker to deliver promptly to us cash or a check sufficient to pay the exercise price and any required tax withholding, (iii) subject to certain conditions, delivery of shares of our common stock to us, (iv) in the case of nonstatutory stock options, delivery to us of a notice of “net exercise,” (v) any other lawful means, or (vi) any combination of these forms of payment.

Stock Appreciation Rights. A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive an amount of common stock or cash, or a combination thereof, determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock over the measurement price. SARs may not be granted with a measurement price less than 100% of the fair market value of our common stock on the date of grant, or, if the board approves the grant of a SAR effective as of a future date, such future date. SARs may not be granted for a term in excess of ten years.

Restricted Stock and Restricted Stock Units. Awards of restricted stock entitle recipients to acquire shares of common stock, subject to our right to repurchase all or part of such shares from the recipient (or to require forfeiture of such shares if issued at no cost) in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. Unless otherwise provided in the applicable restricted stock agreement, participants holding shares of restricted stock will be entitled to all ordinary cash dividends paid with respect to such shares, except that dividends or distributions other than ordinary cash dividends will be subject to the same restrictions on transferability and forfeitability as the shares of restricted stock with respect to which they were paid.

Awards of restricted stock units entitle the recipient to receive shares of our common stock or cash to be delivered at the time such Awards vest. To the extent provided by the board in its sole discretion and subject to the terms and conditions of the applicable Award agreement, a grant of restricted stock units may provide participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of common stock, which we refer to as Dividend Equivalents. Dividend Equivalents may be (i) paid currently or credited to an account for the participant, (ii) settled in cash and/or shares of common stock, or (iii) subject to the same restrictions on transfer and forfeitability as the restricted stock units with respect to which they were paid. A participant will have no voting rights with respect to any restricted stock units unless and until shares of our common stock are issued upon vesting.

Awards of restricted stock and restricted stock units, which we refer to collectively as Restricted Stock Awards, that vest solely based on the passage of time may not vest prior to the first anniversary of their date of grant, may be no more than one-third vested prior to the second anniversary of their date of grant, and may be no more than two-thirds vested prior to the third anniversary of their date of grant. Notwithstanding the foregoing, the board may, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares the underlying shares of common stock (or waive the forfeiture thereof) or remove or modify the restrictions applicable to the Restricted Stock Award, in whole or in part, prior to the first anniversary of its date of grant, in the event of a Change in Control Event, the death or disability of the participant, or the termination of the participant’s employment by or service to us under circumstances specified in the applicable Award agreement.

Other Stock-Based Awards. Under the 2009 Plan, the board has the right to grant other Awards based upon our common stock, and other Awards that are valued in whole or in part by reference to, or otherwise based on, shares of our common stock or other property, which we refer to as Other Stock-Based Awards, having such terms and conditions as the board may determine, including the grant of Awards entitling recipients to receive shares of our common stock to be delivered in the future. Other Stock-Based Awards may be paid in shares of our common stock or cash. No Other Stock-Based Awards may vest earlier than the first anniversary of their date of grant, unless the Other Stock-Based Award is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the participant or vests based on performance conditions rather than continuous employment by or service to us. Notwithstanding the foregoing, the board, either at the time an Other Stock-Based Award is granted or at any time thereafter, may allow an Other Stock-Based Award to accelerate and become vested, in whole or in part, prior to the first anniversary of its date of grant, in the event of a Change in Control Event, the death or disability of the participant, or the termination of the participant’s employment by or service to us under circumstances specified in the applicable Award agreement.

Performance Conditions. The board may determine, at the time of grant, that Restricted Stock Awards and Other Stock-Based Awards will be granted, vested, or paid out subject to the achievement of specified performance criteria. Awards to Covered Employees (as defined in the 2009 Plan) that are designed to qualify as performance-based compensation under Section 162(m) of the Code will be made only by a committee, or the Committee, comprised solely of two or more directors eligible to serve on a committee granting such Awards pursuant to Section 162(m) of the Code. The performance criteria for each such Award will be based on one or more of the following measures: (a) revenue, (b) revenue growth, (c) return on capital, (d) total stockholder return, (e) stock price performance, (f) cash flow, (g) earnings per share, (h) return on equity, (i) return on assets or net assets, (j) net income, (k) operating income, (l) earnings before interest, taxes, depreciation, and/or amortization, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, (p) market share, (q) product development or product release schedules, (r) new product innovation, (s) product or other cost reductions, (t) brand recognition/acceptance, (u) product ship targets, (v) sales of assets or subsidiaries, or (w) customer satisfaction levels. These performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of: (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by participant and may be different for different Awards; (ii) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Committee; and (iii) will be set by the Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) of the Code. The Committee may adjust downwards, but not upwards, the number of shares payable pursuant to Awards intended to qualify as performance-based compensation and may not waive the achievement of the applicable performance measures except in the case of the death or disability of the participant or a Change in Control Event. Awards not intended to qualify as performance-based compensation may be based on the above mentioned measures or such other performance measures as the board may determine.

Transferability of Awards

Subject to certain limited exceptions, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order, and, during the life of the participant, Awards are exercisable only by the participant.

Eligibility to Receive Awards; Share Counting

Our and our subsidiaries’ employees, officers, and directors as well as consultants and advisors, are eligible to be granted Awards under the 2009 Plan. Under present law, however, incentive stock options may only be granted to our and our subsidiaries’ employees.

The maximum number of shares with respect to which Awards may be granted to any participant under the 2009 Plan may not exceed 150,000 shares per fiscal year. The maximum number of shares with respect to which Awards may be granted to directors who are not employees of the Company at the time of grant shall be 10% of the maximum number of shares authorized under the 2009 Plan. The 2009 Plan counts Restricted Stock Awards and Other Stock-Based Awards granted with a per share price or per unit purchase price lower than 100% of fair market value on the date of grant, which we refer to as Full-Value Awards, against the 2009 Plan share limits (other than the per participant limit described in the previous sentence) as 1.66 shares for each one share of common stock subject to such Award. Awards that are not Full-Value Awards are counted against the 2009 Plan share limits as one share for each share of common stock subject to such Award.

All shares of common stock covered by an SAR will be counted against the shares available under the 2009 Plan and the per-participant limit under the 2009 Plan unless the SAR may only be settled in cash, in which case the shares will not be so counted.

If any Award (i) expires or is terminated, surrendered, or canceled without having been fully exercised, or is forfeited in whole or in part (including as the result of shares of common stock subject to such Award being repurchased by us at the original issuance price pursuant to a contractual repurchase right), or (ii) results in any common stock not being issued (including as a result of an independent SAR that was settleable either in cash or in stock actually being settled in cash), the unused common stock covered by such Award will again be available for the grant of Awards. In the case of incentive stock options, the foregoing will be subject to any limitations under the Code. In the case of the exercise of an independent SAR, the number of shares counted against the shares available under the 2009 Plan and the per-participant limit under the 2009 Plan will be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise.

Shares of common stock delivered (either by actual delivery, attestation, or net exercise) to us by a participant to (i) purchase shares of common stock upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) will not be added back to the number of shares available for the future grant of Awards.

Shares of common stock repurchased by us on the open market using the proceeds from the exercise of an Award will not increase the number of shares available for the future grant of Awards.

2009 Plan Benefits

As of October 31, 2011, approximately 120 persons were eligible to receive Awards under the 2009 Plan, including our five executive officers. Other than the Awards described below, the granting of Awards under the 2009 Plan is discretionary, and we cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

On September 15, 2011, subject to stockholder approval of the 2009 Plan, the Compensation Committee granted performance-based Awards (which we refer to as Contingent Awards) of restricted stock units entitling the recipients to receive an aggregate target of 78,816 shares of our common stock, with a maximum of an aggregate of 157,632 shares of our common stock issuable if the performance levels are exceeded. The Contingent Awards were made pursuant to the FY12-14 LTIP and vest based upon achievement of certain performance targets over the three-year period ending July 31, 2014 with respect to our cumulative non-GAAP earnings per share and our relative total stockholder return (calculated relative to the performance of the companies in a peer group identified by the Compensation Committee). Achievement in whole or in part of each target will result in the issuance of up to the target number of shares of common stock underlying the restricted stock units, based on pre-defined formulas, while exceeding the targets may result in the issuance of up to two times the target number of shares of common stock underlying the restricted stock units. The Contingent Awards will terminate automatically if our stockholders do not approve the 2009 Plan. The table below sets forth the target Contingent Awards granted to our Named Executive Officers and certain other groups:

	Restricted Stock Granted (1)	Market Value as of October 31, 2011 (2)
Named Executive Officers:
James W. Green, President and Chief Executive Officer	13,321	$720,400
Mervat Faltas, Senior Vice President and General Manager, OEM Medical Group	4,362	$235,897
John J. Fry, Senior Vice President, General Counsel, and Secretary	5,236	$283,163
Michael L. Levitz, Senior Vice President, Chief Financial Officer, and Treasurer	4,837	$261,585
Donald B. Melson, Vice President and Corporate Controller	2,756	$149,044
All Current Executive Officers as a Group	34,572	$1,869,654
Each Other Persons Who Received 5% of Contingent Awards Under the 2009 Plan	0	0
All Employees, Including All Current Officers who are not Executive Officers, as a Group	44,244	$2,392,715

(1)	Represents number of performance-based RSUs awarded, assuming performance at target. The maximum aggregate number of performance-based RSUs that can be earned for above-target performance is 157,632.
(2)	Assumes performance at target based on the $54.08 closing price of our common stock on October 31, 2011.

Including the Contingent Awards described in the preceding table, the following table sets forth, as of October 31, 2011, the Awards granted under the 2009 Plan since its adoption to the individuals and groups set forth below.

	Restricted Stock Granted (1)	Options Granted
Named Executive Officers:
James W. Green, President and Chief Executive Officer	49,624	19,982
Mervat Faltas, Senior Vice President and General Manager, OEM Medical Group	16,298	6,543
John J. Fry, Senior Vice President, General Counsel, and Secretary	21,077	7,854
Michael L. Levitz, Senior Vice President, Chief Financial Officer, and Treasurer	18,586	7,256
Donald B. Melson, Vice President and Corporate Controller	11,769	4,135
All Current Executive Officers as a Group	129,643	51,860
Each Other Person who Received 5% of Awards under the 2009 Plan
Farley Peetchka, Senior Vice President and General Manager, Global Ultrasound Business Unit	12,289	6,090
All Employees, Including All Current Officers who are not Executive Officers, as a Group	313,407	68,366

(1)	Of the 443,050 RSUs, 332,536 are performance-based awards (assuming performance at target) and 110,514 are time-based awards. The maximum number of performance-based RSUs that can be earned for above-target performance is 739,673. The 739,673 RSUs include 74,601 RSUs for possible above target performance for restricted stock shares granted under the 2007 Restricted Stock Plan for the FY10-12 LTIP.

Administration

The 2009 Plan is administered by the board. The board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2009 Plan and to interpret the provisions of the 2009 Plan and any Award agreements entered into under the 2009 Plan. The board may correct any defect, supply any omission or reconcile any inconsistency in the 2009 Plan or any Award in the manner and to the extent it deems expedient. As permitted by the 2009 Plan, the board has delegated authority under the 2009 Plan to the Compensation Committee.

Subject to any applicable limitations contained in the 2009 Plan, the board or any committee to whom the board delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of common stock subject to any SAR, Restricted Stock Award or Other Stock-Based Award and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price. The terms of each Award do not need to be identical, and the board does not need to treat participants uniformly.

Without stockholder approval, the board may not (1) amend an outstanding option or SAR to provide an exercise price per share that is lower than the then-current exercise price per share of the option or SAR (other than in the context of a change in our capitalization or a reorganization event) or (2) cancel an outstanding option or SAR and then grant a substitute option or SAR (other than in the context of a merger or consolidation) with the same or a different amount of shares with an exercise price per share that is lower than the then-current exercise price per share of the option or SAR, or (3) take any other action that would constitute a “repricing” within the meaning of the NASDAQ rules.

Adjustments for Changes in Common Stock and Certain Other Events

The board is required to make equitable adjustments in connection with the 2009 Plan and any outstanding Awards to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or events, or any dividends or distributions to holders of common stock other than an ordinary cash dividend. The 2009 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (i) any merger or consolidation of us with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled, (ii) any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction or (iii) our liquidation or dissolution. In connection with a Reorganization Event, the board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than those relating to restricted stock on such terms as the board determines: (i) provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a participant, provide that all of the participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards will become exercisable, realizable, or deliverable, or restrictions applicable to an Award will lapse, in whole or in part, prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event, which we refer to as the Acquisition Price, make or provide for a cash payment to participants with respect to each Award held by a participant equal to (A) the number of shares of common stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with our liquidation or dissolution, Awards will convert into the right to receive liquidation proceeds

(if applicable, net of the exercise or purchase price thereof and any applicable tax withholdings), and (vi) any combination of the foregoing. In taking any such actions, the board is not obligated by the 2009 Plan to treat all Awards, all Awards held by a participant, or all Awards of the same type, identically.

Upon the occurrence of a Reorganization Event other than our liquidation or dissolution, our repurchase and other rights with respect to outstanding restricted stock will inure to the benefit of our successor and will, unless the board determines otherwise, apply to the cash, securities or other property which the common stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such restricted stock; provided, however, that the board may provide for termination or deemed satisfaction of such repurchase or other rights in the restricted stock agreement or any other agreement between a participant and us. Upon the occurrence of a Reorganization Event involving our liquidation or dissolution, unless otherwise provided for in the restricted stock agreement or any other agreement between a participant and us, all restrictions and conditions on all restricted stock then outstanding will automatically be deemed terminated or satisfied.

In the case of outstanding Restricted Stock Units that are subject to Section 409A of the Code: (i) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (ii) the Board may only provide for Restricted Stock Units to (x) accelerate, (y) terminate in exchange for an amount equal to the Acquisition Price over the purchase price and any applicable tax withholdings or (z) convert into the right to receive liquidation proceeds if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units, then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

An Award agreement may provide that an Award will become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be, effective immediately prior to a Change in Control Event.

Except in relation to Restricted Stock Awards and Other Stock-Based Awards subject to the achievement of specified performance criteria, or as otherwise described above, the board may at any time provide that any Award will become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

Substitute Awards

In connection with a merger or consolidation with an entity or the acquisition by us of property or stock of an entity, the board may grant Awards in substitution for any options or any other stock or stock-based awards granted by such entity or its affiliate. Substitute Awards may be granted on such terms as the board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the 2009 Plan. Substitute Awards will not count against the 2009 Plan’s overall share limit or any sublimits, except as may be required by the Code.

Authorization of Sub-Plans

The board may establish sub-plans under the 2009 Plan to satisfy applicable securities, tax or other laws of various jurisdictions.

Amendment or Termination

No Award may be made under the 2009 Plan more than 10 years from the date the 2009 Plan is approved by our stockholders, but Awards previously granted may extend beyond that date. The board may at any time amend, suspend or terminate the 2009 Plan, provided that no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained. Awards may be made that are conditioned upon stockholder approval of any amendment to the 2009 Plan.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to stock options granted under the 2009 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards granted under the 2009 Plan are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or a 50% or more-owned corporate subsidiary of ours at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options

A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based Award granted under the 2009 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying Common Stock.

Tax Consequences to the Company

There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

PROPOSAL 6

PROPOSAL TO AMEND AND RESTATE THE ANALOGIC CORPORATION NON-EMPLOYEE DIRECTOR STOCK PLAN

On November 26, 2007, our board adopted and on January 28, 2008 our Stockholders approved, the Analogic Corporation Non-Employee Director Stock Plan (which we refer to as the Original 2008 Plan) in order to further our growth and development and promote the achievement of our other long-term objectives by linking the personal interests of our non-employee directors to those of our stockholders and by enhancing our ability to attract, motivate, and retain non-employee directors of outstanding competence. Under the 2008 Plan, we are authorized to issue a total of 100,000 shares of common stock (subject to adjustment in the event of stock splits and other similar events). As of October 31, 2011, there were 89,512 shares available for future grant under the 2008 Plan. On November 4, 2011, our board adopted, subject to stockholder approval, an amendment to and restatement of the Original 2008 Plan (which amendment and restatement is referred to as the Amended 2008 Plan), to, among other things: (i) provide that all Deferred Stock Units currently outstanding or to be issued in the future be paid out in shares of common stock instead of in cash and (ii) provide that all cash dividends earned on Deferred Stock Units be paid in cash instead of in the form of additional Deferred Stock Units.

The Board approved the Amended 2008 Plan in order to avoid certain adverse accounting consequences that arose from the structure of the Original 2008 Plan. The Original 2008 Plan afforded our non-employee the directors the ability to receive their annual cash and annual share retainers in the form of Deferred Stock Units, to be paid out in cash. As a consequence, we have been required to periodically revise our stated assets and liabilities in respect of the Deferred Stock Units to reflect fluctuations in our stock price. This has led to quarter-to-quarter volatility in our reported income that is not related to our actual performance. The proposed amendments address this volatility issue by requiring that DSUs be paid out in shares from the 2008 Plan, rather than in cash. The Amended 2008 Plan also simplifies the manner in which cash dividends earned on Deferred Stock Units are paid, such that non-employee directors will receive the same cash dividend paid to our other stockholders, without any accrued interest, when they are paid out the shares underlying their Deferred Stock Units.

We are not requesting that stockholders approve any additional shares for issuance under the Amended 2008 Plan. In fact, it is currently expected that after allocating 26,414 of the shares currently remaining available for issuance under the Amended 2008 Plan to currently outstanding Deferred Stock Units, there will be sufficient shares remaining under the 2008 Plan for approximately four to five more years.

Accordingly, the board believes that the adoption of the Amended 2008 Plan is in our best interests and in the best interests of our stockholders and recommends a vote “FOR” approval of our Amended 2008 Plan.

Description of the Amended 2008 Plan

The following is a brief summary of the 2008 Plan, as amended, a copy of which is attached as Appendix B to this proxy statement; however, this summary is not complete and therefore you should not rely solely on it for a detailed description of every aspect of the 2008 Plan.

Administration

The Compensation Committee of the board shall administer the 2008 Plan.

Eligibility

Participation in the 2008 Plan is limited to our non-employee directors while serving on the board.

Annual Cash Retainer

The Annual Cash Retainer, any or all of which may be received as Deferred Stock Units as described below, consists of the sum of the annual base cash compensation received by a non-employee director for service on our board, the annual base cash compensation, if any, received by such non-employee director for service as a member of a committee of our board, and, if applicable, all other compensation received by such non-employee director for service as chairman of our board or as a chairman of a committee of our board. The Annual Cash Retainer is also described under “Director Compensation” starting on page 14 of this proxy.

Annual Equity Grants

The 2008 Plan provides for an Annual Share Retainer to be granted to each participant on each February 1. The value of the annual share retainer for calendar years 2010 and 2011 was $35,000 and $55,000, respectively. The annual share retainer was increased to $70,000, effective calendar year 2012. The number of shares of common stock (the “Shares”) a participant will receive as a result of the Annual Share Retainer will be equal to the quotient determined by dividing the dollar value of the Annual Share Retainer by the fair market value of a share on February 1 of the calendar year preceding the date of the grant. Under the 2008 Plan, the dollar value of the Annual Share Retainer may be adjusted from year to year as determined by the board after review by and a recommendation of the Compensation Committee, subject to a maximum annual dollar amount of $70,000 per non-employee director. Participants are not required to pay any purchase price for this Annual Share Retainer.

2008 Plan Benefits

The following table sets forth, as of October 31, 2011, the Awards granted under the 2008 Plan since its adoption to the individuals and groups set forth below.

Shares Granted
All Current Directors who are not Executive Officers as a Group	7,984
Each Nominee for Election as a Director
Bernard C. Bailey	282
Jeffrey P. Black	1,647
James W. Green	0
James J. Judge	0
Kevin C. Melia	2,711
Michael T. Modic	0
Fred B. Parks	0
Sophie V. Vandebroek	3,344
Edward F. Voboril	0
Each Associate of any such Directors or Nominees	0
Each Other Person who Received 5% of Awards under the 2008 Plan	0
Bernard M. Gordon	1,952
Bruce W. Steinhauer	552

Deferral Opportunity for Annual Share Retainer and Annual Cash Retainer

Each participant may elect to receive any or all of (i) his or her Annual Share Retainer for a given year or (ii) his or her Annual Cash Retainer in the form of “Deferred Stock Units”, as elected by the participant no later than December 15 of the preceding calendar year. If Deferred Stock Units are elected, the number of units is determined by dividing the dollar value of the Annual Share Retainer and any cash being deferred (or portion thereof being deferred) by the fair market value of a share on the date that the annual share retainer otherwise would have been paid. The Deferred Stock Units are then assigned to a “Deferred Stock Unit Account” established and maintained by us for each participant who receives Deferred Stock Units pursuant to the 2008 Plan. The value of the Deferred Stock Unit Account will fluctuate from time to time, based on changes in the value of a share. Any cash dividends that are paid on shares of our common stock will likewise be paid in cash on Deferred Stock Units. Such cash will be held in the Deferred Stock Unit Account without interest and will be paid at the same time as the payout of the value of the related Deferred Stock Units, as described below.

Payment of Deferred Accounts

The payout (as adjusted in accordance with the 2008 Plan) of each grant of Deferred Stock Units will be made in the form of an equal number of shares of common stock (plus cash, without interest, in an amount equal to any dividends paid with respect to the shares underlying the Deferred Stock Units) issued to the Participant within thirty days following the Participant’s termination of service on the board or sooner, if previously elected by the Participant, on a date certain selected by the Participant prior to the time the Deferred Stock Units were acquired by the Participant; provided, the date selected may not be less than one year from the date on which such Deferred Stock Units were acquired. Benefits remaining unpaid at the Participant’s death shall be paid to either a designated beneficiary or the Participant’s estate.

Hardship Withdrawals

If a participant experiences an unforeseeable emergency as defined in the 2008 Plan, that results in severe financial hardship, the 2008 Plan permits the Compensation Committee to determine in its sole discretion whether to approve any hardship withdrawal and limits the amount of the withdrawal to the amount deemed by the Compensation Committee reasonably necessary to meet the emergency need. A severe financial hardship will be deemed to exist only when all other reasonably available financial resources have been exhausted. If the Compensation Committee approves a hardship withdrawal for a Participant or his or her beneficiary, the Participant’s right to continue making deferral elections becomes restricted as provided in the 2008 Plan.

Plan Term, Termination and Amendment

The plan remains in effect until January 26, 2018. However, the board may amend, suspend, or terminate the 2008 Plan or any portion thereof at any time and from time to time, subject to all applicable laws, rules, regulations, and the like, including those which may require stockholder approval. Any termination, amendment or modification of the 2008 Plan will not impair the rights under any outstanding award without the consent of the Participant.

Non-transferability

Awards and benefits under the 2008 Plan may not be transferred, assigned or alienated by Participants. Payments under the 2008 Plan shall be made only to the Participant, except for amounts paid to a Participant’s beneficiaries or estate following the Participant’s death, any amounts that are permitted to be directed to family trusts, and any amounts distributed as hardship withdrawals.

Capital Changes

If the number of shares of common stock is changed by a stock split, merger, consolidation, separation, reorganization, liquidation or similar change in our capital structure, the Compensation Committee will adjust the number and class of shares of common stock available for issuance under the 2008 Plan, and the number of shares underlying each outstanding Deferred Stock Unit, in a manner determined to be appropriate and equitable to prevent dilution or enlargement of rights.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2008 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all grants are exempt from, or comply with, the rules under Section 409A of the Code regarding non-qualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Under federal tax laws in effect as of the date of this proxy statement, participants do not recognize taxable income with respect to 2008 Plan benefits until amounts are actually paid or distributed to them. A participant must recognize ordinary income (subject to all applicable taxes) upon the receipt of an Annual Share Retainer in an amount equal to the dollar value of that retainer. This amount will also be the participant’s cost basis for these shares for purposes of determining any additional taxable income at the time the participant disposes of the shares of common stock.

For compensation that is deferred under the 2008 Plan in compliance with Section 409A of the Code as Deferred Stock Units, no taxable income is recognized under current tax laws at the time of the deferral. The Participant must recognize ordinary income (subject to all applicable taxes) at the time or times the shares underlying the Deferred Stock Units are delivered to the Participant.

For each amount that is paid or distributed from the 2008 Plan, we are entitled to a corresponding tax deduction in the same year that the amount must be recognized by the Participant as taxable income.

The foregoing is only intended as a summary of the federal income tax consequences that apply to awards and payments under the 2008 Plan, based on our interpretation of current tax laws.

PROPOSALS OF STOCKHOLDERS

A stockholder who intends to present a proposal for action at the 2013 annual meeting may seek to have his or her proposal included in our proxy materials for that meeting by notifying us of such intention and furnishing the text of the proposal to us. Such notice must also include the stockholder’s address and statement of the number of shares of common stock held of record or beneficially by such stockholder and of the date or dates upon which such shares were acquired, and must be accompanied by documentary support for a claim of beneficial ownership. The proposal must satisfy the conditions established by the SEC for proposals to be considered for possible inclusion in the proxy materials relating to the 2013 annual meeting. To have a proposal considered for inclusion in the proxy materials for the 2013 annual meeting, a stockholder must give the notice mentioned above and submit his or her proposal no later than August 14, 2012, provided that if the 2013 annual meeting is not held within 30 days before or after the anniversary date of the 2012 annual meeting, the deadline for submitting proposals is a reasonable time before we begin to print and send our proxy materials. The notice and text should be sent to Analogic Corporation, 8 Centennial Drive, Peabody, Massachusetts 01960, Attention: John J. Fry, Senior Vice President, General Counsel, and Secretary.

OTHER MATTERS

We know of no business which will be presented for consideration at the 2012 annual meeting other than that set forth in this proxy statement. However, if any such other business shall come before the 2012 annual meeting, the persons named in the proxies or their substitutes shall vote the proxies in respect of any such business in accordance with their best judgment.

We will bear the cost of solicitation of proxies. Our officers and employees may, without additional remuneration, assist in soliciting proxies by mail, e-mail, telephone and in person. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports to stockholders. This means that only one copy of this proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, or our annual report to stockholders may have been sent to multiple stockholders in a household. We will promptly deliver a separate copy of each document to any stockholder who writes to or calls us at the following address or telephone number: Analogic Corporation, 8 Centennial Drive, Peabody, Massachusetts 01960, Attention: John J. Fry, Senior Vice President, General Counsel, and Secretary; telephone number: 978-326-4000. If a stockholder wishes to receive separate copies of our annual report to stockholders and proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, in the future, or if a stockholder is receiving multiple copies and would like to receive only one copy per household, the stockholder should contact his, her, or its bank, broker, or other nominee record holder. Alternatively, the stockholder may contact us at the above-referenced address or telephone number.

Electronic Access to Proxy Materials and Annual Report to Stockholders

Our stockholders can access this proxy statement and our 2011 Annual Report to Stockholders via http://www.edocumentview.com/ALOG. For future annual meetings of stockholders, registered stockholders can consent to receiving our proxy materials by e-mail in lieu of receiving them by mail. If you are a registered stockholder and you have not already done so, go to http://www.envisionreports.com/ALOG to view materials and set preferences for material delivery and to vote. Stockholders who hold shares through a bank, brokerage firm or other nominee may request electronic access by contacting their nominee.

WE WILL FURNISH TO ANY STOCKHOLDER UPON WRITTEN REQUEST, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SEC. A request for our Annual Report on Form 10-K should be sent to Analogic Corporation, 8 Centennial Drive, Peabody, Massachusetts 01960, Attention: John J. Fry, Senior Vice President, General Counsel, and Secretary.

For the Board of Directors,

John J. Fry Secretary

November 25, 2011

IF YOU DO NOT EXPECT TO BE PRESENT AT THIS MEETING AND WISH YOUR STOCK TO BE VOTED, YOU ARE REQUESTED TO PROMPTLY COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD, WHICH IS BEING SOLICITED ON BEHALF OF OUR BOARD. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OR CANADA, IS ENCLOSED FOR THAT PURPOSE.

APPENDIX A

ANALOGIC CORPORATION

AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN

1. Purpose

The purpose of this Amended and Restated 2009 Stock Incentive Plan (the “Plan”) of Analogic Corporation, a Massachusetts corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”).

2. Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as such terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” “Award” means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), Restricted Stock Units (as defined in Section 7) and Other Stock-Based Awards (as defined in Section 8).

3. Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

4. Stock Available for Awards

(a) Number of Shares; Share Counting.

(1) Authorized Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan for up to 2,200,000 shares of common stock, $.05 par value per share, of the Company (the “Common Stock”), any or all of which Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)).

(2) Fungible Share Pool. Subject to adjustment under Section 10, any Award that is not a Full-Value Award shall be counted against the share limits specified in Section 4(a)(1) and 4(b)(2) as one share for each share of Common Stock subject to such Award and any Award that is a Full-Value Award shall be counted against the share limit specified in Section 4(a)(1) and 4(b)(2) as 1.66 shares for each one share of Common Stock subject to such Full-Value Award. “Full-Value Award” means any Restricted Stock Award or Other Stock-Based Award with a per share price or per unit purchase price lower than 100% of Fair Market Value (as defined in Section 5(c)) on the date of grant. To the extent a share that was subject to an Award that counted as one share is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with one share. To the extent that a share that was subject to an Award that counts as 1.66 shares is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with 1.66 shares.

(3) Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan and under the sublimit contained in Section 4(b)(2):

(A) all shares of Common Stock covered by an SAR shall be counted against the number of shares available for the grant of Awards under the Plan and against the sublimit listed in the first clause of this Section 4(a)(3); provided, however, that SARs that may be settled only in cash shall not be so counted;

(B) if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an independent SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code; and provided further, in the case of the exercise of an independent SAR, the number of shares counted against the shares available under the Plan and against the sublimit listed in the first clause of this Section 4(a)(3) shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise;

(C) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and

(D) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b) Sub-limits. Subject to adjustment under Section 10, the following sub-limits on the number of shares subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 150,000 per fiscal year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR shall be treated as a single Award. The per Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2) Limit on Awards to Directors. The maximum number of shares with respect to which Awards may be granted to directors who are not employees of the Company at the time of grant shall be 10% of the maximum number of authorized shares set forth in Section 4(a)(1).

(c) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5. Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Analogic Corporation, any of Analogic Corporation’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to the additional conditions and requirements of Section 422 of the Code and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement. The exercise price shall be not less than 100% of the fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”) on the date the Option is granted; provided that if the Board approves the grant of an Option effective as of a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d) Minimum Vesting. No Option that vests solely based on the passage of time shall vest earlier than the first anniversary of its date of grant. Notwithstanding the foregoing, the Board, either at the time an Option is granted or at any time thereafter, may allow an Option to accelerate and become vested, in whole or in part, prior to the first anniversary of its date of grant, in the event of a Change in Control Event (as defined in Section 10(c)(1)), the death or disability of the Participant, or the termination of the Participant’s employment by or service to the Company under circumstances specified in the Award agreement.

(e) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option shall be granted with a term in excess of 10 years.

(f) Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be in electronic form) approved by the Company, together with payment in full (in the manner specified in Section 5(g)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(g) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board, in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would pay the exercise price for the portion of the Option being exercised by cancelling a portion of the Option for such number of shares as is equal to the exercise price divided by the excess of the Fair Market Value on the date of exercise over the Option exercise price per share.

(5) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or

(6) by any combination of the above permitted forms of payment.

(h) Limitation on Repricing. Unless such action is approved by the Company’s stockholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 10) and (2) the Board may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, or take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market (“NASDAQ”).

6. Stock Appreciation Rights

(a) General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.

(b) Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of a SAR effective as of a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.

(c) Exercisability and Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(d) Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be in electronic form) approved by the Company, together with any other documents required by the Board.

(e) Limitation on Repricing. Unless such action is approved by the Company’s stockholders: (1) no outstanding SAR granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding SAR (other than adjustments pursuant to Section 10) and (2) the Board may not cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled SAR, or take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of NASDAQ.

7. Restricted Stock; Restricted Stock Units

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (such grants of Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions for All Restricted Stock Awards. Subject to Section 7(c), the Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c) Minimum Vesting. Restricted Stock Awards that vest solely based on the passage of time shall be zero percent vested prior to the first anniversary of the date of grant, no more than one-third vested prior to the second anniversary of the date of grant, and no more than two-thirds vested prior to the third anniversary of the date of grant. Notwithstanding the foregoing, the Board may, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify the restrictions applicable to the Restricted Stock Award, in whole or in part, prior to the first anniversary of its date of grant, in the event of a Change in Control Event, the death or disability of the Participant, or the termination of the Participant’s employment by or service to the Company under circumstances specified in the Award agreement.

(d) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided in the Restricted Stock agreement. Unless otherwise provided in the Restricted Stock agreement, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to stockholders of that class of stock.

(2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(e) Additional Provisions Relating to Restricted Stock Units.

(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant, in a manner that complies with Section 409A of the Code.

(2) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3) Dividend Equivalents. To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participant, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement.

8. Other Stock-Based Awards

(a) General. Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based-Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.

(b) Terms and Conditions. Subject to Section 8(c) and the other provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

(c) Minimum Vesting. No Other Stock-Based Award shall vest earlier than the first anniversary of its date of grant, unless the Award is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the Participant or vests based on performance conditions rather than continuous employment by or service to the Company. Notwithstanding the foregoing, the Board, either at the time an Other Stock-Based Award is granted or at any time thereafter, may allow such Award to accelerate and become vested, in whole or in part, prior to the first anniversary of its date of grant, in the event of a Change in Control Event, the death or disability of the Participant, or the termination of the Participant’s employment by or service to the Company under circumstances specified in the Award agreement.

9. Performance Awards

(a) Grants. Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 9 (“Performance Awards”).

(b) Committee. Grants of Performance Awards to any Covered Employee (as defined below) intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be treated as referring to such Committee. “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(c) Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: revenue; revenue growth; return on capital; total shareholder return; stock price performance; cash flow; earnings per share; return on equity; return on assets or net assets; net income; operating income; earnings before interest, taxes, depreciation and/or amortization; operating margin or profit margin; return on operating revenue; return on invested capital; market share; product development or product release schedules; new product innovation; product or other cost reductions; brand recognition/acceptance; product ship targets; sales of assets or subsidiaries; or customer satisfaction levels. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(d) Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the number of shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a Change in Control Event.

(e) Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

10. Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sublimits set forth in Sections 4(a) and 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share and per share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock.

(A) In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 11(b)(2), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(B) Notwithstanding the terms of Section 10(b)(2)(A), in the case of outstanding Restricted Stock Units that are subject to Section 409A of the Code: (i) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 10(b)(2)(A)(i) and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 10(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (i) of Section 10(b)(2)(A), then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(C) For purposes of Section 10(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

(c) Acceleration Upon a Change in Control Event.

(1) Definition. A “Change in Control Event” shall mean:

(A) any merger or consolidation in which (i) the Company is a constituent party or (ii) a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation (except, in the case of both clauses (i) and (ii) above, any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least 51% by voting power of the capital stock of (x) the surviving or resulting corporation or (y) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, of the parent corporation of such surviving or resulting corporation);

(B) the issuance, sale or transfer, in a single transaction or series of related transactions, of capital stock representing at least 51% of the voting power of the outstanding capital stock of the Company immediately following such transaction;

(C) the sale of all or substantially all of the assets of the Company; or

(D) a change in the composition of the Board that results in the Continuing Directors (as defined below) no longer constituting a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of the Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board.

(2) Effect on Awards. The agreement evidencing any Award under the Plan may provide that the Award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be, effective immediately prior to a Change in Control Event.

11. General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11(a) shall be deemed to restrict a transfer to the Company.

(b) Documentation.

(1) Each Award, and (if applicable) the Participant’s acceptance thereof, shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(2) The agreement for any Award may include, or provide for the execution of a separate agreement that includes, restrictions on the Participant engaging in competitive activities during, and during a specified period of time following the termination of, such Participant’s employment with or service to the Company, and may further provide that should the Company determine that such non-competition covenant has been violated, all or a portion of such Award shall terminate or be forfeited.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or, if the Company so requires, at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award. Except as otherwise provided in Sections 5(d), 7(c) and 8(c) (with respect to minimum vesting), Sections 5(h) and 6(e) (with respect to repricings), Section 9 (with respect to Performance Awards) and Section 12(d) (with respect to actions requiring stockholder approval), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. Except as otherwise provided in Sections 5(d), 7(c) and 8(c) (with respect to minimum vesting) and Section 9 (with respect to Performance Awards), the Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

12. Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). Awards may be granted under the Plan prior to such stockholder approval, provided such Awards are specifically contingent upon the obtaining of such stockholder approval. No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that (i) no amendment that would require stockholder approval under the rules of NASDAQ may be made effective unless and until the Company’s stockholders approve such amendment; and (ii) if NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of material amendments to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. Awards may be made that are conditioned upon stockholder approval of any amendment to the Plan.

(e) Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Compliance with Section 409A of the Code. Except as provided in individual Award agreements initially or by amendment, if and to the extent any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule. The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

(g) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, excluding choice-of-law principles of the law of any state that would require the application of the laws of a jurisdiction other than the Commonwealth of Massachusetts.

APPENDIX B

ANALOGIC CORPORATION

AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK PLAN

Article 1. Designation, Purpose, and Duration

1.1 Designation of the Plan. This document is an incentive compensation plan to be known as the “Analogic Corporation Amended and Restated Non-Employee Director Stock Plan” (the “Plan”). This Plan provides for the grant of cash and Shares to Non-Employee Directors and for the acquisition of Deferred Stock Units by Non-Employee Directors, subject to the terms and provisions set forth herein.

1.2 Purpose of the Plan. The primary purposes of this Plan are to further the growth and development of the Company and to promote the achievement of other long-term objectives of the Company by linking the personal interests of Non-Employee Directors to those of our stockholders and by enhancing our ability to attract, motivate, and retain Non-Employee Directors of outstanding competence.

1.3 Duration of the Plan. Unless terminated sooner pursuant to Article 9, this Plan will terminate on January 26, 2018. Upon termination of this Plan, outstanding Awards will remain outstanding, but no additional Awards may be issued under this Plan.

Article 2. Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below and, when the defined meaning is intended, the initial letter of the word is capitalized:

(a) “Annual Cash Retainer” means the sum of the annual base cash compensation received by a Non-Employee Director for service on the Board, the annual base cash compensation, if any, received by such Non-Employee Director for service as a member of a Committee, and, if applicable, all other compensation received by such Non-Employee Director for service as Chairman of the Board and as a Committee Chairman.

(b) “Annual Retainer” means the sum of the Annual Cash Retainer and the Annual Share Retainer. All other compensation and fees payable in connection with a Non-Employee Director’s service as a Director or as a Committee member, including without limitation payments received for attendance at Board and Committee meetings, are expressly excluded from the meaning of Annual Retainer.

(c) “Annual Share Retainer” means the annual equity compensation received under this Plan by a Non-Employee Director for service on the Board.

(d) “Award” means, individually or collectively, an award under this Plan of Shares or Deferred Stock Units.

(e) “Board” or “board of directors” means the board of directors of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g) “Committee” means any of the Board’s standing Committees.

(h) “Company” means Analogic Corporation, a Massachusetts corporation, and any successor thereto as provided in Section 10.6.

(i) “Compensation Committee” means the Board’s Compensation Committee.

(j) “Deferred Stock Unit” or “Unit” means an Award acquired by a Participant under this Plan, which Award represents the right to receive, subject to the terms of the Plan, a Share at the time set forth in Section 7.3.

(k) “Director” means any individual who is a member of the board of directors.

(l) “Employee” means any common law employee of the Company or any of our Subsidiaries. For purposes of this Plan, an individual whose only service relationship with the Company is as a Director shall not be deemed to be an Employee.

(m) “Fair Market Value” shall mean the closing price on the NASDAQ Global Select Market on the relevant date, or (if there were no sales on such date) on the last trading date preceding the relevant date.

(n) “Initial Annual Retainer” means the Annual Retainer, as prorated if applicable, received by an individual for the calendar year in which he or she is first elected as a Non-Employee Director.

(o) “Non-Employee Director” means any individual who is a member of the board of directors, but who is not an Employee of the Company or a Subsidiary of the Company.

(p) “Participant” means a Non-Employee Director who has an outstanding Award granted under this Plan. References herein to the “Participant” shall include the beneficiary of such Participant unless the context requires otherwise.

(q) “Shares” means the shares of common stock of the Company, par value $.05 per share.

(r) “Subsidiary” means any corporation in which the Company owns directly, or indirectly through one or more Subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns directly, or indirectly through one or more Subsidiaries, at least fifty percent (50%) of the combined equity thereof.

Article 3. Administration

3.1 Administration by the Compensation Committee; Powers. This Plan shall be administered by the Compensation Committee, subject to terms of this Plan. Subject to the terms of this Plan and the powers granted to the full board of directors, the Compensation Committee shall have the full power, discretion, and authority to interpret and administer this Plan in a manner which is consistent with this Plan’s provisions. The Compensation Committee may establish rules and forms for the administration of this Plan and may delegate specific duties and responsibilities to officers or other employees of the Company.

3.3 Decisions Binding. All determinations and decisions made by the Compensation Committee pursuant to this Plan, and all related orders or resolutions of the Compensation Committee shall be final, conclusive, and binding on all persons and entities, including the Company, its stockholders, Employees, Non-Employee Directors, Participants, and their estates and beneficiaries.

Article 4. Participation

Persons eligible to participate in this Plan are limited to Non-Employee Directors while serving on the Board.

Article 5. Annual Equity Grants for Non-Employee Directors

5.1 Annual Equity Grants. Commencing February 1, 2008, and on each February 1 thereafter, each Non-Employee Director shall receive an Annual Share Retainer of that number of Shares equal to the quotient determined by dividing the dollar value of such Annual Share Retainer as established pursuant to this Plan by the Fair Market Value of a Share on February 1 of the relevant year. Fractional Shares shall not be issued if such quotient is not a whole number; such quotient shall be rounded to the nearest full Share. Initially, such dollar value shall be $35,000. Thereafter, the dollar value of the Annual Share Retainer may be adjusted from year to year pursuant to Section 5.3 of this Plan, (subject to a $70,000 per Non-Employee Director maximum annual dollar value during the 10-year term of this Plan).

5.2 Timing of Payout. Subject to Article 6, certificates for the Shares shall be issued as soon as administratively possible following February 1 of each year.

5.3 Annual Review. As part of its ongoing evaluation of Non-Employee Director compensation, prior to November 1 in each year the Compensation Committee shall conduct a review of the continued appropriateness of the then-current dollar value of the Annual Share Retainer, and recommend the dollar value thereof to be Awarded in the following calendar year. The value recommended may be adjusted higher or lower than the previously-Awarded value, as the Compensation Committee determines is appropriate. Subject to the limitation set forth in Section 5.1 above, the board shall then establish the dollar amount, if any, of the Annual Share Retainer to be Awarded pursuant to this Plan for the following calendar year.

Article 6. Annual Deferral Opportunity

6.1 Deferral of Annual Retainers. During the term of this Plan, each Non-Employee Director may elect to receive any or all of his or her Annual Retainer in the form of Deferred Stock Units. Elections to receive Deferred Stock Units pursuant to this Section 6.1 shall be subject to the provisions of this Article 6. If a Non-Employee Director fails to make any such election with respect to his or her Annual Retainer for a given calendar year, or fails to do so in timely fashion pursuant to Section 6.2, none of such Non-Employee Director’s Annual Retainer for such calendar year shall be deferred pursuant to this Plan.

6.2 Election. Each election described in Section 6.1, with respect to the Annual Retainer for any given calendar year, shall be made by a written notice of election, on a form provided by the Company, which notice is received by the Company no later than December 15 of the preceding calendar year. Each such election may apply solely to such given calendar year or to such given calendar year and one or more consecutively-succeeding calendar years as may be specified by the Participant in his or her election. Each new Non-Employee Director shall make an election with respect to his or her initial Annual Retainer within thirty (30) days after first becoming a Director, provided that such election shall be effective only with respect to amounts that would have been received (absent the election) after the last day of the period during which the election may be made. If less than all of an Annual Cash Retainer or an Annual Share Retainer is deferred pursuant to such an election, the amount thereof deferred, respectively, may be made only in ten percent (10%) increments thereof.

6.3 Number of Deferred Stock Units. The number of Deferred Stock Units to be granted in connection with an election pursuant to this Article 6 shall equal the dollar amount of the Annual Retainer being deferred divided by the Fair Market Value of a Share on the date the scheduled payment to the Director of the amount deferred would have been made.

6.4 Vesting of Deferred Stock Units. Subject to the terms of this Plan, all Deferred Stock Units acquired under this Article 6 shall vest fully upon the acquisition of such Deferred Stock Units.

Article 7. Deferred Stock Units

7.1 Value of Deferred Stock Units. Each Deferred Stock Unit shall have an initial value equal to the Fair Market Value determined for purposes of Section 6.3. Subsequent to such date of Award, the value of each Deferred Stock Unit shall change in direct relationship to changes in the value of a Share.

7.2 Dividend Equivalents. Dividend equivalents shall be earned on Deferred Stock Units provided under this Plan. Such dividend equivalents shall be credited to a Participant’s Account (as defined Section 7.5) in cash, on the dividend payment date. Such cash will be held in the Deferred Stock Unit Account without interest and will be paid at the same time as the payout of the value of the related Deferred Stock Units, as described below.

7.3 Timing and Amount of Payout. Except as provided otherwise in this Plan, the payout of the Deferred Stock Units shall be made in the form of an equivalent number of Shares (plus cash, without interest, in an amount equal to the cash credited to a Participant’s account in respect of any dividends paid with respect to the shares underlying the Deferred Stock Units) within thirty (30) days following the Participant’s termination of service on the board or sooner, if so elected by the Participant as part of the election made pursuant to Section 6.2, on a date certain selected by the Participant; provided, however, such selected date may not be less than one year from the date on which such Deferred Stock Units are to be acquired as result of such election by such Participant pursuant to this Plan.

7.4 Hardship Withdrawals. Neither a Participant nor his or her beneficiary (as established pursuant to Section 10.3) is eligible to withdraw the Shares underlying the Deferred Stock Units (or any cash in respect of dividend equivalents) credited to an Account prior to the time specified in Section 7.3. However, such Shares (and cash) may be subject to early withdrawal if an unforeseeable emergency (within the meaning of Treas. Reg. § 1.409A-3(i)(3)) occurs with respect to the Participant. For purposes of this Plan, an unforeseeable emergency is a severe financial hardship resulting from (1) an illness or accident of the Participant, the Participant’s spouse, the Participant’s beneficiary, or the Participant’s dependent; (2) loss of the Participant’s property due to casualty; or (3) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. A distribution on account of unforeseeable emergency may not be made to the extent that such emergency is or may be relieved (a) through reimbursement or compensation from insurance or otherwise, (b) by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not cause severe financial hardship), or (c) by cessation of deferrals under this Plan. The Compensation Committee shall have sole discretion to determine whether to approve any hardship withdrawal, the amount of which shall be limited to the amount deemed by the Compensation Committee reasonably necessary to satisfy the emergency need (which may include amounts necessary to pay any federal, state, local or foreign income taxes or penalties reasonably anticipated to result from the distribution). The Compensation Committee’s decision will be final and binding on all interested parties. If the Compensation Committee approves a hardship withdrawal, (i) no election deferral which is (A) applicable for the remainder of the calendar year within which the hardship withdrawal is received or (B) applicable for the next succeeding calendar year if the Participant’s election under Section 6.2 for the year in which the hardship withdrawal is received was applicable for such next succeeding calendar year, shall be given effect, and (ii) no election may be made by such Participant for such next succeeding calendar year (if the Participant’s election for the year in which the hardship withdrawal is received was not applicable for such next succeeding calendar).

7.5 Deferred Stock Unit Account. A Deferred Stock Unit Account (the “Account”) shall be established and maintained by the Company for each Participant who receives Deferred Stock Units pursuant to this Plan. The Account established on behalf of each Participant shall be adjusted to reflect any dividend equivalents credited to such Account pursuant to Section 7.2. Each Account shall be the record of the Deferred Stock Units granted to the Participant pursuant to this Plan on each applicable grant date, shall be maintained solely for accounting purposes, and shall not require segregation of any Company assets.

7.6 Quarterly Reports. Each Participant with Deferred Stock Units shall receive quarterly reports providing detailed information about his or her respective Account and changes in that Account during the preceding quarter.

Article 8. Reservation of Shares

The Company shall reserve and set aside One Hundred Thousand (100,000) shares of its authorized but unissued $.05 par value Common Stock (“Common Stock” for issuance under this Plan). In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, or other similar change in capitalization, the number and class of securities available under this Plan shall be equitably adjusted by the Company in the manner determined by the Board or Compensation Committee.

Article 9. Amendment, Modification, and Termination

9.1 Alteration, Termination Discontinuance Amendment, Suspension, and Amendment. The board may amend, suspend, or terminate this Plan or any portion thereof at any time and from time to time, subject to all applicable laws, rules, regulations, and the like, including without limitation those which may require stockholder approval.

9.2 Awards Previously Granted. Unless required by law, no termination, amendment, or modification of this Plan shall in any material manner adversely affect any Award previously provided under this Plan, without the written consent of the Participant holding the Award.

9.3 Conditions to Awards; Severability. No Award shall be granted if the grant and/or issuance of Shares pursuant thereto, would be contrary to law or the regulations of any duly constituted authority having jurisdiction. Furthermore, if any term or provision of this Plan shall be deemed invalid, unlawful, or unenforceable, that term or provision in question shall be revised in order to be valid, lawful, and enforceable, but will not affect any other provision of this Plan.

Article 10. Miscellaneous

10.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

10.2 Benefit Transfers. The interests of any Participant or beneficiary entitled to payments hereunder shall not be subject to attachment or garnishment or other legal process by any creditor of any such Participant or beneficiary nor shall any such Participant or beneficiary have any right to alienate, anticipate, commute, pledge, encumber, transfer, or assign any of the benefits or rights which he or she may expect to receive, contingently or otherwise, under this Plan except as may be required by the tax withholding provisions of the Code or of a state’s income tax act. Notwithstanding the foregoing, but subject to any limitations under Section 409A of the Code, amounts payable with respect to a Participant hereunder may be paid as follows:

(a) Payments with respect to a disabled or incapacitated person may be paid to such person’s legal representative for such person’s benefit, to a custodian under the Uniform Gifts or Transfers to Minors Act of any state, or to a relative or friend of such person for such person’s benefit; and

(b) Transfers by the Participant to a grantor trust established pursuant to Sections 674, 675, 676, and 677 of the Code for the benefit of the Participant or a person or persons who are members of his or her immediate family (or for the benefit of their descendants) shall be recognized and given effect, provided that any such transfer has not been disclaimed prior to the payment, and the trustee of such trust certifies to the Compensation Committee that such transfer occurred without any payment of consideration for such transfer.

10.3 Beneficiary Designation. Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in the event of his or her death. Each designation will revoke all prior designations by the same

Participant, shall be in a form provided by the Company, and will be effective only when filed by the Participant in writing with the Compensation Committee during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

10.4 No Right of Nomination. Nothing in this Plan shall be deemed to create any obligation on the part of the board to nominate any Director for reelection by our stockholders.

10.5 Stock Splits/Stock Dividends. In the event of any change in corporate capitalization of the Company, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available for issuance under this Plan and the number of Deferred Stock Units that are outstanding under this Plan, as may be determined to be appropriate and equitable by the Compensation Committee, in its sole discretion, to prevent dilution or enlargement of rights.

10.6 Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

10.7 Requirements of Law. The granting of Awards under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

10.8 Governing Law. The provisions of this Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

10.9 Unfunded Plan. The Deferred Stock Unit Accounts maintained for Participants under this Plan shall be bookkeeping accounts, which shall at all times be reflected on our books as general unsecured and unfunded obligations of the Company, and this Plan shall not give any person or entity any right or security interest in any asset of the Company nor shall it imply any trust or segregation of assets by the Company. No person shall have a right to payment hereunder greater than the right of a general unsecured creditor.

10.10 Compliance with Section 409A of the Code. Except as provided in individual Award agreements initially or by amendment, if and to the extent any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule. The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

Analogic Corporation

8 Centennial Drive

Peabody, Massachusetts 01960

978-326-4000

Electronic Voting Instructions

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time the day before the meeting date.

Vote by Internet
• Log on to the Internet and go to www.envisionreports.com/ALOG • Follow the steps outlined on the secured website.

Vote by telephone

•    Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•    Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR ALL nominees, FOR proposals 2, 3, 5 and 6 and FOR a frequency of ONE YEAR for Proposal 4:

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain

1a - Bernard C. Bailey	☐	☐	☐	1b - Jeffrey P. Black	☐	☐	☐	1c - James W. Green	☐	☐	☐	+

1d - James J. Judge	☐	☐	☐	1e - Kevin C. Melia	☐	☐	☐	1f - Michael T. Modic	☐	☐	☐

1g - Fred B. Parks	☐	☐	☐	1h - Sophie V. Vandebroek	☐	☐	☐	1i - Edward F. Voboril	☐	☐	☐

		For	Against	Abstain		For	Against	Abstain
2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2012;		☐	☐	☐	3. To hold an advisory vote on executive compensation (“say-on-pay”);	☐	☐	☐
	1 Year	2 Years	3 Years	Abstain
4. To hold an advisory vote on the frequency of future executive compensation advisory votes;	☐	☐	☐	☐	5. To approve an Amended and Restated 2009 Stock Incentive Plan; and	☐	☐	☐

B Non-Voting Items					6. To approve an Amended and Restated Non-Employee Director Stock Plan.	☐	☐	☐

Change of Address — Please print new address below.					Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — ANALOGIC CORPORATION

Annual Meeting of Stockholders

January 23, 2012 11:00 a.m. Eastern Time

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) James W. Green, Michael L. Levitz, and John J. Fry, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Analogic Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m. Eastern Time on January 23, 2012, at Analogic Corporation’s headquarters at 8 Centennial Drive, Peabody, Massachusetts 01960, and at any adjourned session or sessions thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2012, FOR THE APPROVAL OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION, FOR THE APPROVAL OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY YEAR, FOR THE APPROVAL OF THE AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN AND FOR THE APPROVAL OF THE AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK PLAN.

IF VOTING BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. YOU MAY ALSO VOTE BY INTERNET OR PHONE FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE OF THIS PROXY CARD.

Continued and to be signed on reverse side